     As filed with the Securities and Exchange Commission on August 3, 1995
                                                 REGISTRATION NO. 33-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                  ----------

                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                  ----------

                                    RPM, INC.
              (Exact name of registrant as specified in its charter)


             Ohio                                2851                  34-6550857
(State or other jurisdiction of    (Primary Standard Industrial     (I.R.S. Employer
fincorporation or organization)      Classification Code Number)    Identification No.)

                                  ----------

             2628 Pearl Road                                      Thomas C. Sullivan
              P.O. Box 777                                 Chairman and Chief Executive Officer
           Medina, Ohio 44258                                          RPM, Inc.
             (216) 273-5090                                         2628 Pearl Road
   (Address, including zip code, and                                  P.O. Box 777
telephone number, including area code, of                          Medina, Ohio 44258
registrant's principal executive offices)                            (216) 273-5090
                                                (Name, address, including zip code, and telephone number,
                                                       including area code, of agent for service)

                                  ----------

                          Copies of communications to:

                           William A. Papenbrock, Esq.
                            Calfee, Halter & Griswold
                         1400 McDonald Investment Center
                               800 Superior Avenue
                              Cleveland, Ohio 44114
                                 (216) 622-8200

                                  ----------

        Approximate date of commencement of proposed sale to the public:
  As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /

=================================================================================================================
                                                         Proposed Maximum     Proposed Maximum        Amount of
           Title of Securities           Amount to           Offering        Aggregate Offering      Registration
            to be Registered           be Registered      Price Per Note          Price(1)               Fee
- -----------------------------------------------------------------------------------------------------------------
7.0% Senior Notes due 2005......       $150,000,000            100%             $150,000,000           $51,725
=================================================================================================================

     (1)     Estimated solely for the purpose of calculating the registration fee.
                                  ----------
             The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to
Section 8(a), may determine.
==============================================================================

                                    RPM, INC.

                              CROSS REFERENCE SHEET
               Furnished Pursuant to Item 501(b) of Regulation S-K


           Form S-4 Item Number and Caption                                     Location in Prospectus
           --------------------------------                                     ----------------------

1.   Forepart of Registration Statement and Outside
         Front Page of Prospectus.........................        Forepart of the Registration  Statement and Outside Front
                                                                        Cover Page of Prospectus

2.   Inside Front and Outside Back Cover Pages of
         Prospectus.......................................        Inside Front Cover Page and Outside  Back Cover Pages of
                                                                        Prospectus

3.   Risk Factors and Ratio of Earnings to Fixed
         Charges, and Other Information...................        Prospectus Summary; The Company; Risk
                                                                        Factors

4.   Terms of the Transaction.............................        Prospectus Summary; The Exchange Offer; Certain Federal
                                                                        Income Tax Consequences; Description of Notes

5.   Pro Forma Financial Information......................        Prospectus Summary; Selected Financial Data

6.   Material Contracts with the Company Being Acquired...        *

7.   Additional Information Required for Reoffering by
         Persons and Parties Deemed to be Underwriters....        *

8.   Interests of Named Expert and Counsel................        Legal Matters; Independent Public Accountants

9.   Disclosure of Commission Position on
         Indemnification for Securities Act Liabilities...        *

10.  Information with Respect to S-3 Registrants..........        *

11.  Incorporation of Certain Information by Reference....        Incorporation of Certain Documents by Reference

12.  Information with Respect to S-2 or S-3 Registrants...        *

13.  Incorporation of Certain Information by Reference....        *

14.  Information  with Respect to Registrants Other than
         S-3 or S-2 Registrants...........................        *

15.  Information with Respect to S-3 Companies............        *

16.  Information with Respect to S-2 or S-3 Companies.....        *

17.  Information  with  Respect to Companies Other than
         S-2 or S-3 Companies.............................        *

18.  Information if Proxies, Consents or Authorizations
         are to be Solicited..............................        *

19.  Information if Proxies, Consents or Authorizations
         are not to be Solicited or in an Exchange
         Offer............................................        Incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended May 31, 1994


- -----------------
*Not applicable or answer thereto is negative.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                   Subject to Completion, Dated August 3, 1995

OFFER TO EXCHANGE -- PROSPECTUS

                                 RPM, INC. LOGO

                                Offer to Exchange

                                       its

                           7.0% Senior Notes Due 2005

                   ($150,000,000 principal amount outstanding)

                     for 7.0% Senior Exchange Notes Due 2005

                         ($150,000,000 principal amount)


         The Exchange Offer and withdrawal rights will expire at 5:00 P.M., New York City time, on ______________, 1995, unless extended.


         RPM, Inc., an Ohio corporation (the "Company" or "RPM"), hereby offers, upon the terms and subject to the conditions set forth in this Offer to Exchange -- Prospectus (the "Prospectus") and the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange its 7.0% Senior Exchange Notes Due 2005 (the "New Notes") for an equal principal amount of its outstanding 7.0% Senior Notes Due 2005 (the "Old Notes"), of which $150,000,000 principal amount is outstanding as of the date hereof. The Old Notes and New Notes are collectively referred to herein as the "Notes."
The form and terms of the New Notes are the same as the form and terms of the Old Notes except that (i) the Company's offer and exchange of the New Notes will have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and, therefore, the New Notes will not bear legends restricting their transfer and (ii) holders of New Notes will not be entitled to certain rights under the Registration Rights Agreement (as hereinafter defined), which rights will terminate when the Exchange Offer is consummated. The New Notes will evidence the same debt as the Old Notes (which they replace) and will be issued under and be entitled to the benefits of the indenture governing the Old Notes, dated as of June 1, 1995 (the "Indenture"). See "The Exchange Offer" and "Description of Notes."

         The Company will accept for exchange any and all validly tendered Old Notes on or prior to 5:00 p.m. New York City time, on ______________, 1995 (if and as extended, the "Expiration Date"). Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. Old Notes may be tendered only in integral multiples of $1,000.


         SEE "RISK FACTORS" ON PAGE 18 FOR A DISCUSSION OF CERTAIN FACTORS WHICH INVESTORS SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER AND AN INVESTMENT IN THE NEW NOTES.

                                                   (continued on following page)

                                   ----------
          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                 COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
                  COMMISSION OR ANY STATE SECURITIES COMMISSION
                     PASSED UPON THE ACCURACY OR ADEQUACY OF
                     THIS PROSPECTUS. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------

  The date of this Offer to Exchange -- Prospectus is ______________, 1995.

         The Old Notes were sold by the Company on June 20, 1995 to Chase Securities, Inc. and Bear, Stearns & Co. Inc. (the "Initial Purchasers") in a transaction exempt from registration under the Securities Act. The Initial Purchasers subsequently placed the Old Notes with qualified institutional buyers in reliance upon Rule 144A under the Securities Act or with institutional accredited buyers within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act. Accordingly, the Old Notes may not be reoffered, resold or otherwise transferred in the United States unless so registered or unless an applicable exemption from the registration requirements of the Securities Act is available. The New Notes are being offered hereunder in order to satisfy the obligations of the Company under the Registration Rights Agreement. See "The Exchange Offer--Purpose and Effect of the Exchange Offer."

         Based on certain interpretive letters issued by the Staff of the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") to third parties, the Company believes that the New Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any holder thereof (other than (i) a broker-dealer who acquired Old Notes directly from the Company for resale pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person who is an "affiliate" of the Company within the meaning of Rule 405 under the Securities
Act) without further compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such New Notes. Holders of Old Notes wishing to accept the Exchange Offer must represent to the Company that such conditions have been met.

         Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

         As of the Record Date (as hereinafter defined), there were two registered holders of the Old Notes and Cede & Co., as nominee for The Depository Trust Company, New York, New York ("DTC"). DTC held Old Notes for certain of its participants. The Company believes that no such holder is an affiliate (as such term is defined in Rule 405 under the Securities Act) of the Company. There previously has been only a limited secondary market and no public market for the Old Notes. The Old Notes are eligible for trading in the Private Offering, Resales and Trading through Automatic Linkages ("PORTAL") market. The Company does not intend to list the New Notes on any securities exchange or to seek approval for quotation through any automated quotation system. Therefore, there can be no assurance that an active market for the

New Notes will develop. If such a trading market develops for the New Notes, future trading prices will depend on many factors, including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities. Depending on such factors, the New Notes may trade at a discount from their face value. See "Risk Factors--Lack of Public Market for New Notes."

         The Company will not receive any proceeds from this offering, but, pursuant to the Registration Rights Agreement, the Company will bear certain offering expenses. No underwriter is being utilized in connection with the Exchange Offer.

         THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

         Holders of Old Notes whose Old Notes are not tendered and accepted in the Exchange Offer will continue to hold such Old Notes and will be entitled to all the rights and preferences and will be subject to the limitations applicable thereto under the Indenture, and with respect to transfer, under the Securities Act. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected.

         The New Notes will be available initially only in book-entry form. The Company expects that the New Notes issued pursuant to this Exchange Offer will be issued in the form of one or more fully registered global notes, which will be deposited with, or on behalf of, DTC and registered in the its name or in the name of Cede & Co., its nominee. Beneficial interests in the global notes representing the New Notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. After the initial issuance of each global note, New Notes in certificated form will be issued in exchange for the global note only as set forth in the Indenture. See "Description of Notes--Book-Entry, Delivery and Form."


                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549; Seven World Trade Center, 13th Floor, New York, New York 10007; and 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street N.W., Washington, D.C. 20549.

         The Company has filed with the Commission a Registration Statement on Form S-4 (herein, together with all amendments thereto, referred to as the "Registration Statement") under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents have been filed by the Company with the Commission and are incorporated herein by reference: (i) the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1994, (ii) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended August 31, 1994, November 30, 1994 and February 28, 1995, (iii) the Company's Current Report on Form 8-K dated June 28, 1994 (as amended by the Company's Current Report on Form 8-K/A dated September 9, 1994), and (iv) the Company's Current Report on Form 8-K dated July 24, 1995.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the Exchange Offer shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         Statements contained herein as to the contents of any contract or other document referred to herein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document.

         The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents which have been or may be incorporated in this Prospectus by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in any such documents) and a copy of any or all other contracts or documents which are referred to herein. Requests for such copies should be directed to RPM, Inc., P.O. Box 777, 2628 Pearl Road, Medina, Ohio 44258, Attn: Paul A. Granzier, Vice President, General Counsel and Secretary, telephone (216) 273-5090.

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Unless the context otherwise requires, the terms "Company" and "RPM" as used in this Prospectus refer to RPM, Inc. and its subsidiaries. Investors should carefully consider the information set forth under the heading "Risk Factors."

                                   THE COMPANY

         General. RPM operates principally in one business segment, the manufacture and marketing of protective coatings. These protective coatings products are used for both industrial and consumer applications. For industrial applications, RPM manufactures and markets coatings for waterproofing and general maintenance, corrosion control and other specialty chemical applications. For consumer applications, RPM manufactures do-it-yourself products for the home maintenance, automotive repair, and consumer hobby and leisure markets. RPM's consumer brands, such as Testors, Rust-Oleum, Bondo, Wolman, Bondex and Zinsser are long-established household names.

         RPM, through its operating companies, serves niche markets within these broader categories, thus providing a foundation for its strategy of growth through product line extensions. RPM markets its products in approximately 110 countries and operates manufacturing facilities in 45 locations in the United States, Belgium, Canada, Luxembourg and The Netherlands.

         The Company's executive offices are located at 2628 Pearl Road, P.O. Box 777, Medina, Ohio 44258 and its telephone number is (216) 273-5090.

         Acquisition of Narragansett/DSI Acquisition Co., Inc. On July 24, 1995, the Company entered into a Plan and Agreement of Merger (the "Merger Agreement") with Narragansett/DSI Acquisition Co., Inc., a Delaware corporation ("NDSI"), and NDSI's securityholders. Pursuant to the Merger Agreement the Company agreed to acquire NDSI through the merger (the "Merger") of the Company's wholly owned subsidiary, RPM of Delaware, Inc., a Delaware corporation, with and into NDSI, whereby NDSI would become a wholly owned subsidiary of the Company. The completion of the Merger is subject to customary conditions, including applicable governmental approvals, and the concurrent Commission registration for resale of the 3,200,000 Common Shares to be issued at the closing of the Merger.

         NDSI is a non-operating holding company with one direct wholly owned operating subsidiary, Dryvit Systems, Inc., a Rhode Island corporation ("Dryvit"). Dryvit manufactures, distributes and markets insulated, exterior wall materials which are used in both new and retrofit construction.

                           TERMS OF THE EXCHANGE OFFER


7.0% Senior Notes Due 2005 ............        The Old Notes were sold by the
                                               Company on June 20, 1995 (the
                                               "Issue Date" or "Closing Date"),
                                               pursuant to a Purchase Agreement,
                                               dated as of June 15, 1995 (the
                                               "Purchase Agreement"), by and
                                               among the Company, and Chase
                                               Securities, Inc. and Bear,
                                               Stearns & Co. Inc., the initial
                                               purchasers of the Old Notes (the
                                               "Initial Purchasers").

Registration Rights ...................        Pursuant to the Purchase
                                               Agreement, the Company and the
                                               Initial Purchasers entered into a
                                               Registration Rights Agreement,
                                               dated as of June 20, 1995 (the
                                               "Registration Rights Agreement"),
                                               which grants the holders of the
                                               Old Notes certain exchange and
                                               registration rights. This
                                               Exchange Offer is intended to
                                               satisfy such exchange rights
                                               which terminate upon consummation
                                               of the Exchange Offer.

The Exchange Offer ....................        The Company is offering to
                                               exchange $1,000 principal amount
                                               of its New Notes for each $1,000
                                               principal amount of its
                                               outstanding Old Notes that are
                                               properly tendered and accepted.
                                               As of the date of this Prospectus
                                               $150,000,000 in aggregate
                                               principal amount of the Old Notes
                                               are outstanding. As of the Record
                                               Date, there were two registered
                                               holders of Old Notes.

                                               Based on the position of the
                                               Staff of the Division of
                                               Corporation Finance of the
                                               Commission set forth in certain
                                               interpretive letters addressed to
                                               third parties, the Company
                                               believes that New Notes issued
                                               pursuant to the Exchange Offer in
                                               exchange for Old Notes may be
                                               offered for resale, resold and
                                               otherwise transferred by any
                                               holder thereof (other than (i) a
                                               broker-dealer who acquired Old
                                               Notes directly from the Company
                                               for resale pursuant to Rule 144A
                                               or any other available exemption
                                               under the Securities Act or (ii)
                                               any person who is an

                                               "affiliate" of the Company within
                                               the meaning of Rule 405 under the
                                               Securities Act) without further
                                               compliance with the registration
                                               and prospectus delivery
                                               provisions of the Securities Act,
                                               provided that such New Notes are
                                               acquired in the ordinary course
                                               of such holder's business and
                                               that such holder does not intend
                                               to participate and has no
                                               arrangement or understanding with
                                               any person to participate in the
                                               distribution of such New Notes.

                                               Each broker-dealer that receives
                                               New Notes for its own account
                                               pursuant to the Exchange Offer
                                               must acknowledge that it will
                                               deliver a prospectus in
                                               connection with any resale of
                                               such New Notes. The Letter of
                                               Transmittal that accompanies this
                                               Prospectus (the "Letter of
                                               Transmittal") states that by so
                                               acknowledging and by delivering a
                                               prospectus, a broker-dealer will
                                               not be deemed to admit that it is
                                               an "underwriter" within the
                                               meaning of the Securities Act.
                                               This Prospectus, as it may be
                                               amended or supplemented from time
                                               to time, may be used by a
                                               broker-dealer in connection with
                                               resales of New Notes received in
                                               exchange for Old Notes where such
                                               Old Notes were acquired by such
                                               broker-dealer as a result of
                                               market-making activities or other
                                               trading activities. The Company
                                               has agreed that it will make this
                                               Prospectus available to any
                                               broker-dealer for use in
                                               connection with any such resale.
                                               See "Plan of Distribution."

                                               Any holder of Old Notes who
                                               tenders in the Exchange Offer
                                               with the intention to
                                               participate, or for the purpose
                                               of participating, in a
                                               distribution of the New Notes
                                               could not rely on the position of
                                               the Staff of the Division of
                                               Corporation Finance of the
                                               Commission enunciated in
                                               interpretive letters addressed to
                                               third parties and, in the absence
                                               of an exemption therefrom, must
                                               comply with the registration and
                                               prospectus
                                               delivery requirements of the
                                               Securities Act in connection with
                                               any resale transaction. Failure
                                               to comply with such requirements
                                               in such instance may result in
                                               such holder incurring liability
                                               under the Securities Act for
                                               which the holder is not
                                               indemnified by the Company.

Expiration Date .......................        5:00 p.m., New York City time, on
                                               _____ 1995. See "The Exchange
                                               Offer--Terms of the Exchange
                                               Offer, Expiration Date;
                                               Termination."

Accrued Interest on the
New Notes and Old Notes ...............        The New Notes will bear interest
                                               from their respective issuance
                                               dates at the same rate and upon
                                               the same terms as the Old Notes.
                                               Holders whose Old Notes are
                                               accepted for exchange will
                                               receive accrued and unpaid
                                               interest thereon to, but not
                                               including, the issuance date of
                                               the New Notes and will be deemed
                                               to have waived the right to
                                               receive any payment in respect of
                                               interest on the Old Notes accrued
                                               from and after the date of
                                               issuance of the New Notes.
                                               Accrued but unpaid interest on
                                               the Old Notes will be payable
                                               with the first interest payment
                                               on the New Notes.

Procedures for Tendering
Old Notes .............................        Each holder of Old Notes desiring
                                               to accept the Exchange Offer must
                                               complete and sign the Letter of
                                               Transmittal or a facsimile
                                               thereof, in accordance with the
                                               instructions contained herein and
                                               therein, and mail or deliver the
                                               Letter of Transmittal, together
                                               with the Old Note and any other
                                               required documents to the
                                               Exchange Agent (as hereinafter
                                               defined) at the address set forth
                                               herein and in the Letter of
                                               Transmittal on or prior to the
                                               Expiration Date. By executing the
                                               Letter of Transmittal, each
                                               holder will represent to the
                                               Company that, among other things,
                                               the New Notes acquired pursuant
                                               to the Exchange Offer are being
                                               obtained in the
                                               ordinary course of business of
                                               the person receiving such New
                                               Notes, whether or not such person
                                               is the holder, that neither the
                                               holder nor any such other person
                                               has any arrangement or
                                               understanding with any person to
                                               participate in the distribution
                                               of such New Notes and that
                                               neither the holder nor any such
                                               other person is an "affiliate,"
                                               as defined under Rule 405 of the
                                               Securities Act.

Untendered Old Notes ..................        Following the consummation of the
                                               Exchange Offer, holders of Old
                                               Notes eligible to participate but
                                               who do not tender their Old Notes
                                               will not have any further
                                               registration rights and such Old
                                               Notes will continue to be subject
                                               to certain restrictions on
                                               transfer. Accordingly, the
                                               liquidity of the market for such
                                               Old Notes could be adversely
                                               affected.

Shelf Registration Statement ..........        (i) If, because of any change in
                                               law or applicable interpretations
                                               thereof by the Division of
                                               Corporation Finance of the
                                               Staff of the Commission, the
                                               Company is not permitted to
                                               effect the Exchange Offer,
                                               (ii) if the Exchange Offer
                                               Registration Statement (as
                                               hereinafter defined) is not
                                               declared effective by October 19,
                                               1995, or (iii) upon the request
                                               of either Initial Purchaser
                                               following the consummation of the
                                               Exchange Offer (with respect to
                                               any Old Notes which were acquired
                                               directly from the Company), to
                                               the extent such Initial Purchaser
                                               is not eligible under applicable
                                               securities laws to participate in
                                               the Exchange Offer and in each
                                               such case such holder has
                                               satisfied certain conditions
                                               relating to the provision of
                                               information to the Company for
                                               use therein, the Company has
                                               agreed to register resales of the
                                               Old Notes on a shelf registration
                                               statement (the "Shelf
                                               Registration Statement") and use
                                               its best efforts to cause it to
                                               be declared effective by the
                                               Commission as promptly as
                                               practicable. The Company has
                                               agreed to maintain the
                                               effectiveness of
                                               the Shelf Registration Statement
                                               for a period of three (3) years
                                               to cover resales of the Old Notes
                                               held by any such holders.

Special Procedures for
Beneficial Owners .....................        Any beneficial owner whose Old
                                               Notes are registered in the name
                                               of a broker, dealer, commercial
                                               bank, trust company or other
                                               nominee and who wishes to tender
                                               should contact such registered
                                               holder promptly and instruct such
                                               registered holder to tender on
                                               such beneficial owner's behalf.
                                               If such beneficial owner wishes
                                               to tender on such owner's own
                                               behalf, such owner must, prior to
                                               completing and executing the
                                               Letter of Transmittal and
                                               delivering its Old Notes, either
                                               make appropriate arrangements to
                                               register ownership of the Old
                                               Notes in such owner's name or
                                               obtain a properly completed bond
                                               power from the registered holder.
                                               The transfer of registered
                                               ownership may take considerable
                                               time.

Guaranteed Delivery Procedures ........        Holders of Old Notes who wish to
                                               tender their Old Notes and (i)
                                               whose Old Notes are not
                                               immediately available or (ii) who
                                               cannot deliver their Old Notes,
                                               the Letter of Transmittal and any
                                               other documents required by the
                                               Letter of Transmittal to the
                                               Exchange Agent (or comply with
                                               the procedures for book-entry
                                               transfers) prior to the
                                               Expiration Date, must tender
                                               their Old Notes according to the
                                               guaranteed delivery procedures
                                               set forth in "The Exchange
                                               Offer--Guaranteed Delivery
                                               Procedures."

Withdrawal of Tenders .................        Tenders of Old Notes may be
                                               withdrawn at any time prior to
                                               5:00 p.m., New York City time, on
                                               the Expiration Date.

Acceptance of Old Notes and
Delivery of New Notes .................        Subject to the satisfaction or
                                               waiver of all conditions of the
                                               Exchange Offer, the Company will
                                               accept for exchange any and all
                                               Old Notes that are properly
                                               tendered in
                                               the Exchange Offer prior to 5:00
                                               p.m., New York City time, on the
                                               Expiration Date. The New Notes
                                               issued pursuant to the Exchange
                                               Offer will be delivered in
                                               exchange for the applicable Old
                                               Notes accepted in the Exchange
                                               Offer promptly following the
                                               Expiration Date. See "The
                                               Exchange Offer--Acceptance of Old
                                               Notes for Exchange; Delivery of
                                               New Notes."

Certain Federal Income Tax
Consequences ..........................        For a discussion of certain
                                               federal income tax consequences
                                               of the exchange of the Old Notes,
                                               see "Certain Federal Income Tax
                                               Consequences."

Exchange Agent ........................        The First National Bank of
                                               Chicago is the exchange agent
                                               (the "Exchange Agent"). The
                                               address and telephone number of
                                               the Exchange Agent are set forth
                                               in "The Exchange Offer--Exchange
                                               Agent."


                          DESCRIPTION OF THE NEW NOTES

         The Exchange Offer applies to $150,000,000 aggregate principal amount of the Old Notes. The form and terms of the New Notes are the same as the form and terms of the Old Notes except that (i) the offer and exchange of the New Notes will have been registered under the Securities Act and, therefore, the New Notes will not bear legends restricting the transfer thereof and (ii) holders of the New Notes will not be entitled to certain rights of holders of Old Notes under the Registration Rights Agreement which will terminate upon consummation of the Exchange Offer. New Notes will evidence the same indebtedness as the Old Notes (which they replace) and will be issued under, and be entitled to the benefits of, the Indenture governing the Old Notes. See "Description of Notes."

Securities Offered ....................        $150,000,000 aggregate principal
                                               amount of 7.0% Senior Exchange
                                               Notes due 2005.

Maturity ..............................        June 15, 2005

Payment of Interest ...................        June 15 and December 15,
                                               commencing December 15, 1995.

Denominations..........................        The New Notes will be issued in
                                               minimum denominations of $1,000
                                               and integral multiples of
                                               $1,000 in excess thereof.

Redemption ............................        The Notes are not redeemable
                                               prior to maturity.

Ranking ...............................        The Notes will be general
                                               unsecured obligations of the
                                               Company. The Notes will rank on a
                                               parity in right of payment with
                                               all existing and future
                                               unsubordinated unsecured
                                               indebtedness of the Company for
                                               borrowed money (approximately
                                               $414 million at June 20, 1995).

Covenants .............................        The Indenture contains certain
                                               covenants that, among other
                                               things, limit the ability of the
                                               Company and its subsidiaries to
                                               create certain liens upon its
                                               Principal Properties (as
                                               hereinafter defined) or upon any
                                               Equity Interests (as hereinafter
                                               defined) of any subsidiary or
                                               engage in certain sale and
                                               leaseback transactions. See
                                               "Description of Notes."


                                  RISK FACTORS

         Investors in the Notes should carefully consider the specific factors set forth under "Risk Factors" as well as the other information and data included elsewhere in this Prospectus.


                         SUMMARY FINANCIAL DATA (1) (4)

         The summary historical consolidated financial data for the five years in the period ended May 31, 1994 set forth below are principally derived from and should be read in conjunction with, the related audited consolidated financial statements and accompanying notes included in the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1994. The selected historical consolidated financial data for the nine months ended February 28, 1995 are derived from the Company's unaudited financial statements, which in the opinion of management include all adjustments, consisting of only normal, recurring adjustments, necessary for a fair presentation of the financial position and results of operations.

                                                                                                           NINE MONTHS ENDED
                                                        FISCAL YEAR ENDED MAY 31,                            FEBRUARY 28,
                                   -------------------------------------------------------------------  -----------------------
                                                                                 1994         1994         1995        1995
                                     1990       1991       1992       1993      ACTUAL    PRO FORMA(2)  UNAUDITED  PRO FORMA(2)
                                   --------   --------   --------   --------   --------   ------------  ---------  ------------
                                                           (IN THOUSANDS EXCEPT PER SHARE AND RATIO DATA)
Income Statement Data:
  Net sales ....................   $571,673   $619,613   $680,091   $768,372   $815,598     $955,845     $736,509    $753,598
  Net income ...................     31,853     37,435     38,481     39,498     52,640       50,661       40,966      42,204
  Primary earnings per
    share ......................       0.65       0.72       0.73       0.74       0.93         0.89         0.72        0.74
  Fully diluted earnings
    per share ..................       0.63       0.71       0.72       0.72       0.89         0.86         0.69        0.70

  Other Data:
    Cash dividends per
     share .....................      0.355      0.399      0.442      0.473      0.510        0.510        0.410       0.410
    Ratio of earnings to
     fixed charges (3)  ........       4.78       4.54       4.12       4.08       6.21         4.20         4.59        4.54

  Balance Sheet Data:
    Working capital ............   $152,576   $142,581   $205,419   $191,872   $226,994     $257,854     $257,244    $257,244
    Total assets ...............    433,361    457,779    623,346    648,524    660,838      913,780      951,712     951,712
    Short-term debt ............      6,673     21,441      7,763     21,262      1,196        1,196          608         608
    Long-term debt .............    176,601    130,800    273,871    258,712    233,039      429,539      412,939     412,939
    Shareholders' equity            171,235    215,471    233,360    243,899    314,476      314,476      333,486     333,486

- -------------------

(1) All information presented includes the fiscal 1994 acquisitions of Dynatron/Bondo Corporation and Stonhard, Inc. accounted for on a pooling-of-interests basis.

(2) On June 28, 1994, the Company acquired Rust-Oleum Corporation ("Rust-Oleum"). The pro forma data reflect the combined results of operations of the Company and Rust Oleum for the fiscal year ended May 31, 1994 and the nine months ended February 28, 1995, respectively. The 1994 pro forma balance sheet data are shown as if the acquisition of Rust-Oleum had occurred on May 31, 1994 and the pro forma income statement data are shown as if the acquisition had occurred on June 1, 1993. The pro forma amounts give effect to appropriate adjustments resulting from the combination, but are not necessarily indicative of future results of operations or of what results would have been for the combined companies.

(3) For purposes of the ratio of earnings to fixed charges, earnings consist of income from operations before income taxes and fixed charges. Fixed charges include interest and debt expense and one-third of rents which is deemed representative of an interest factor.

(4) As described under the caption "Acquisition of Narragansett/DSI Acquisition Co., Inc. and its Wholly Owned Subsidiary, Dryvit Systems, Inc.," on July 24, 1995 the Company entered into the Merger Agreement with NDSI and its securityholders pursuant to which the Company will acquire NDSI. The pro forma data set forth in this footnote reflect the combined results of operations of the Company and NDSI for the fiscal year ended May 31, 1994 and for the nine months ended
         February 28, 1995. The pro forma amounts give effect to appropriate adjustments resulting from the combination, but are not necessarily indicative of future results of operations or of what results would have been for the combined companies.

                                             Fiscal Year Ended            Nine Months Ended
                                               May 31, 1994               February 28, 1995
                                             -----------------            -----------------

                                                    (In thousands, except per share data)

         Net sales                                  $877,739                     $785,643
         Net income                                   52,360                       41,235
         Primary earnings per share                 $0.87                        $0.68
         Fully diluted earnings per share           $0.84                        $0.66

              ACQUISITION OF NARRAGANSETT/DSI ACQUISITION CO., INC. AND ITS WHOLLY OWNED SUBSIDIARY DRYVIT SYSTEMS, INC.


         On July 24, 1995, the Company entered into the Merger Agreement with NDSI and NDSI's securityholders pursuant to which the Company agreed to acquire all of the issued and outstanding securities of NDSI and its wholly owned operating subsidiary, Dryvit, for $47 million in cash, of which approximately $14.5 million will be used to repay indebtedness of NDSI, and the issuance of 3,200,000 Common Shares. The closing of the Merger is subject to customary conditions, including applicable governmental approvals, and the concurrent Commission registration for resale of the 3,200,000 Common Shares to be issued at the closing of the Merger.

         NDSI is a non-operating holding company with one wholly owned subsidiary, Dryvit. Dryvit manufactures, distributes and markets insulated, exterior wall materials which are used in both new and retrofit construction. For further information regarding NDSI and Dryvit, see the Company's Current Report on Form 8-K dated July 24, 1995 which is incorporated herein by reference.


                                   THE COMPANY

         RPM was organized in 1947 as an Ohio corporation under the name Republic Powdered Metals, Inc. On November 9, 1971, the Company's name was changed to RPM, Inc. As used herein, the terms "RPM" and the "Company" refer to RPM, Inc. and its subsidiaries, unless the context indicates otherwise. The Company has its principal executive offices at 2628 Pearl Road, P.O. Box 777, Medina, Ohio 44258, and its telephone number is (216) 273-5090.


                                    BUSINESS

         RPM operates principally in one business segment, the manufacture and marketing of protective coatings. These protective coatings products are used for both industrial and consumer applications. For industrial applications, RPM manufactures and markets coatings for waterproofing and general maintenance, corrosion control and other specialty chemical applications. For consumer applications, RPM manufactures do-it-yourself products for the home maintenance, automotive repair, and consumer hobby and leisure markets. RPM's consumer brands, such as Testors, Rust-Oleum, Bondo, Wolman, Bondex and Zinsser are long-established household names.

         RPM, through its operating companies, serves niche markets within these broader categories, thus providing a foundation for its strategy of growth through product line extensions. RPM markets its products in approximately 110 countries and operates manufacturing facilities in 45 locations in the United States, Belgium, Canada, Luxembourg and The Netherlands.

INDUSTRIAL MARKETS AND PRODUCTS

         WATERPROOFING AND GENERAL MAINTENANCE. Waterproofing and general maintenance constitute RPM's original marketplace, having been served by Republic Powdered Metals, Inc. since the Company's founding. Operating companies and products include: REPUBLIC POWDERED METALS - heavy-duty protective coatings and single-ply roofing systems; RUST-OLEUM NETHERLANDS B.V. - coatings for industrial routine maintenance; MAMECO INTERNATIONAL - sealants, deck coatings and membranes; MARTIN MATHYS - water-based coatings for commercial and industrial maintenance; and STONHARD - high-performance polymer floors, linings and wall systems.

         CORROSION CONTROL. RPM's CARBOLINE manufactures high-performance corrosion-resistant protective coatings, fireproofing, tank linings and floor coatings, and markets these products to industrial, architectural and applicator companies throughout the world. WISCONSIN PROTECTIVE COATINGS manufactures a complete line of liquid-applied, corrosion-resistant coatings used for extremely harsh environments, such as rail cars, tank linings and smoke stacks.

         SPECIALTY CHEMICALS. RPM's specialty chemicals businesses address selected niche markets within this broad industry category. Specialty chemical companies and products include: DAY-GLO COLOR - fluorescent colorants and pigments; MOHAWK FINISHING PRODUCTS - furniture repair, cleaning and polishing products; ALOX - chemical additives used as rust preventatives, corrosion inhibitors, special lubricants and metal working compounds; CHEMICAL SPECIALTIES
- - chemicals used for cleaning carpet, upholstery and fabric wall covering, and chemicals used in smoke and fire restoration clean-up; and AMERICAN EMULSIONS - dye additives for textile dyeing and finishing, and water treatment products for the paper industry.


CONSUMER MARKETS AND PRODUCTS

         CONSUMER HOBBY AND LEISURE. The hobby and leisure marketplace is served by TESTOR, America's largest producer and marketer of model paints and accessory items to the hobby and model market, CRAFT HOUSE, producer of paint-by-numbers sets, basic preschool activity sets, crafts and hobby products, and FLOQUIL/POLY S COLOR, manufacturer of hobby, art and craft coatings. RPM's consumer hobby and leisure products are marketed through thousands of mass merchandise, toy and hobby stores throughout North America.

         CONSUMER DO-IT-YOURSELF. RPM's six primary consumer do-it-yourself businesses are RUST-OLEUM, WM. ZINSSER, KOP-COAT, BONDEX INTERNATIONAL, DYNATRON/BONDO and TALSOL. RUST-OLEUM manufactures high-quality corrosion-resistant coatings for the household maintenance and light industrial markets. WM. ZINSSER is the nation's leading producer of shellac items used as pharmaceutical glazes, confectioner's glazes, citrus fruit coatings and wood coatings, including a broad line of specialty primers and sealers. KOP-COAT manufactures pleasure marine coatings and compounds and manufactures wood treatment products. BONDEX INTERNATIONAL produces a nationwide line of household patch and repair products, in addition to basement waterproofing products. DYNATRON/BONDO manufactures auto and marine body filler and related products. TALSOL manufactures automotive paints and coatings. Other consumer do-it-yourself products include fabrics, window treatments and wall coverings sold by DESIGN/CRAFT FABRIC and RICHARD E. THIBAUT. RPM's consumer do-it-yourself products are marketed through thousands of mass merchandise, home center and hardware stores throughout North America.


PATENTS, TRADEMARKS AND LICENSES

         No single patent, trademark (other than the registered trademarks Day-Glo(R), Rust- Oleum(R) and Carboline(R), which are material), name or license, or group of these rights, is material to the Company's business.

         Day-Glo Color Corp., a subsidiary of the Company, is the owner of over 50 trademark registrations of the mark and name "DAY-GLO" in numerous countries and the United States for a variety of fluorescent products. There are also many other foreign and domestic registrations for other trademarks of the Day-Glo Color Corp., for a total of over 100 registrations. These registrations are valid for a variety of terms ranging from one year to twenty years, which terms are renewable as long as the marks continue to be used. Many of these registrations are renewed on a regular basis.

         Rust-Oleum Corporation, a subsidiary of the Company, is the owner of over 50 United States trademark registrations for the mark and name "RUST-OLEUM" and other trademarks covering a variety of rust-preventative coatings sold by Rust-Oleum Corporation. There are also many foreign registrations for "RUST-OLEUM" and the other trademarks of Rust-Oleum Corporation, for a total of nearly 400 registrations. These registrations are valid for a variety of terms ranging from one year to twenty years, which terms are renewable for as long as the marks continue to be used. Many of these registrations are renewed on a regular basis.


ACQUISITION STRATEGY

         Since RPM's offering of Common Shares to the public in September 1969, the Company has made a number of significant acquisitions that have been described in previous reports on file with the Commission. For a description of RPM's currently pending acquisition of NDSI see "Acquisition of Narragansett/DSI Acquisition Co., Inc. and its Wholly Owned Subsidiary Dryvit Systems, Inc." RPM's acquisition strategy focuses on companies with high performance and quality products which are leaders in their respective markets. RPM expects to continue its acquisition program, although there is no assurance that any additional acquisitions will be made.

                                  RISK FACTORS

         Investors in the Notes should carefully consider the following risk factors in addition to the other information contained in this Prospectus.

CONSEQUENCES OF FAILURE TO EXCHANGE

         The untendered Old Notes of holders who do not exchange such Old Notes pursuant to the Exchange Offer will remain restricted securities. Such Old Notes will continue to be subject to the restrictions on transfer, as set forth in the Confidential Offering Memorandum, dated June 15, 1995, pursuant to which the Old Notes were originally purchased; if in the future a holder of Old Notes decides to resell, pledge or otherwise transfer the Old Notes, such Old Notes may be resold, pledged or transferred only (i) to the Company (upon redemption or otherwise), (ii) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the seller reasonably believes is a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (iii) in an offshore transaction in accordance with Regulation S, but only in the case of a transfer that is effected by the delivery of the transferee of securities registered in its name (or its nominee's name) in the books maintained by the registrar for the Notes, (iv) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if available) or Rule 145 under the Securities Act,
(v) in reliance on another exemption from the registration requirements of the Securities Act but only in the case of a transfer that is effected by the delivery to the transferee of securities registered in its name (or its nominee's name) in the books maintained by the registrar for the Old Notes and subject to the receipt by the registrar or co-registrar of a certification of the transferor and an opinion satisfactory to counsel to the Company to the effect that such transfer is in compliance with the Securities Act or (vi) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

        The Old Notes provide that, if the Exchange Offer is not consummated by November 17, 1995, the interest rate borne by the Old Notes will increase by
 .50% per annum following November 17, 1995 until the Exchange Offer is consummated. See "Description of Old Notes". Following consummation of the Exchange Offer, the Old Notes will not be entitled to any increase in the interest rate thereon. The New Notes will not be entitled to any such increase in the interest rate theron.

ABSENCE OF PUBLIC MARKET

         The Old Notes are currently owned by a relatively small number of beneficial owners. The Company believes that none of such holders is an affiliate (as defined in Rule 405 under the Securities Act) of the Company. Prior to the Exchange Offer, there has not been any public market for the Notes, although the Old Notes are eligible for trading in the PORTAL Market. Certain holders of Old Notes who are not eligible to participate in the Exchange Offer are entitled to certain registration rights and the Company is required to file the Shelf Registration Statement with respect to resales of any such Notes. The Old Notes have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for New Notes by holders who are entitled to participate in this Exchange Offer. See "--Consequences of Failure to Exchange." The Company does not intend to list the New Notes on any national securities exchange or to seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. Accordingly, no assurance can be given that an active public or other market will develop for the Notes or as to liquidity of or the trading market for the Notes. If a trading market does not develop or is not maintained, holders of the Notes may experience difficulty in reselling the Notes or may be unable to sell them at all. If a market for the Notes develops, any such market may be discontinued at any time. If a public trading market develops for the Notes, future trading prices of the Notes will depend on many factors, including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Company, the Notes may trade at a discount from their principal amount.

EXCHANGE OFFER PROCEDURES

         Issuance of the New Notes in exchange for the Old Notes pursuant to the Exchange Offer will be made only after a timely receipt by the Company of such Old Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Old Notes desiring to tender such Old Notes in exchange for New Notes should allow sufficient time to ensure timely delivery. The Company is under no duty to give notification of defects or irregularities with respect to the tenders of Old Notes for exchange. Old Notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof and, upon consummation of the Exchange Offer certain registration rights under the Registration Rights Agreement will terminate. In addition, any holder of Old Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution." To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected. See "The Exchange Offer."


                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

         The Old Notes were sold by the Company on June 20, 1995 to the Initial Purchasers pursuant to the Purchase Agreement. The Initial Purchasers subsequently placed the Old Notes with "qualified institutional buyers" in reliance on Rule 144A under the Securities Act or to institutional "accredited" buyers within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act. Pursuant to the Registration Rights Agreement executed in connection with the Company's sale of the Old Notes to the Initial Purchasers, the Company agreed (i) to file with the Commission a registration statement under the Securities Act with respect to the Exchange Offer within 45 days of the Closing Date, (ii) use its best efforts to cause such Exchange Offer Registration Statement (the "Exchange Offer Registration Statement") to become effective under the Securities Act on or prior to 120 days after the Closing Date (the "Exchange Offer Effectiveness Target Date"), and (iii) unless the Exchange Offer would not be permitted by law or a policy of the Commission, to commence the Exchange Offer promptly following the effectiveness of the Exchange Offer Registration Statement and use its best efforts to issue within 150 days of the Closing Date New Notes in exchange for all Old Notes tendered prior thereto in the Exchange Offer. This Prospectus is intended to satisfy such Company obligations under the Registration Rights Agreement. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The term "Holder" with respect to the Exchange Offer means any person in whose name Old Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder.

         Based on the position of the Staff of the Division of Corporation Finance of the Commission set forth in certain interpretive letters addressed to third parties, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder of such New Notes (other than (i) a broker-dealer who acquired Old Notes directly from the Company for resale pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) any person who is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without further compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and such holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such New Notes. Any Holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the New Notes could not rely on the position of the Staff of the Division of Corporation Finance of the Commission enumerated in interpretive letters addressed to third parties and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. In addition, any such resale transaction should be covered by an effective registration statement containing the selling securityholders information required by Item 507 of Regulation S-K. See "Description of Notes--Registration Rights." Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

         By tendering in the Exchange Offer, each Holder will represent to the Company that, among other things, (i) the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the Holder, (ii) neither the Holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes, (iii) neither the Holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company, and (iv) the Holder and such other person acknowledge that (a) any person participating in the Exchange Offer for the purpose of distributing the New Notes must, in the absence of an exemption therefrom, comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the New Notes and cannot rely on the interpretive letters referenced above and (b) failure to comply with such requirements in such instance could result in such Holder incurring liability under the Securities Act for which such Holder is not indemnified by the Company.

         As a result of the filing and the effectiveness of the Exchange Offer Registration Statement of which this Prospectus is a part, certain prospective increases in the interest rate on the Old Notes provided for in the Registration Rights Agreement will not occur. Following the consummation of the Exchange Offer, Holders of Old Notes not tendered will generally not have any further registration rights and the Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the Old Notes could be adversely affected. See "Description of the Notes--Registration Rights."


TERMS OF THE EXCHANGE OFFER

         The Company hereby offers, upon the terms and subject to the conditions set forth herein and in the accompanying Letter of Transmittal, to exchange $1,000 in principal amount of New Notes for each $1,000 in principal amount of its outstanding Old Notes. New Notes will be issued only in integral multiples of $1,000 to each tendering Holder whose Old Notes are accepted in the Exchange Offer. The Company will accept any Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on _________________, 1995, the
Expiration Date of the Exchange Offer. Old Notes that are not accepted for exchange will be returned as promptly as practicable after the Expiration Date. Holders may tender all or a portion of their Old Notes pursuant to the Exchange Offer.

         The form and terms of the New Notes under the Indenture will be identical in all material respects to the form and terms of the Old Notes, except that (i) the offering of the New Notes will have been registered under the Securities Act and hence the New Notes will not bear legends restricting the transfer thereof and (ii) holders of New Notes will not be entitled to certain rights intended for holders of unregistered securities under the Registration Rights Agreement which will terminate upon the consummation of the Exchange Offer. The New Notes evidence the same debt as the Old Notes (which they replace) and will be issued under, and be entitled to the benefits of, the Indenture governing the Old Notes. The New Notes will bear interest from their date of issuance at the same rate and upon the same terms as the Old Notes. See "Description of Notes." Accrued and unpaid interest on the Old Notes accepted for exchange for the period to but not including the date of issuance of the New Notes (the "Exchange Date") will be paid to the holders of New Notes on the first Interest Payment Date (as defined in "Description of Notes"). Holders whose Old Notes are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest on the Old Notes accrued on and after the Exchange Date.

         As of the date of this Prospectus, $150,000,000 aggregate principal amount of the Old Notes was outstanding and of such amount, $148,000,000 aggregate principal amount was registered in the name of Cede & Co., as nominee for DTC. Solely for reasons of administration (and for no other purpose) the Company has fixed the close of business on _________, 1995, as the record date (the "Record Date") for the Exchange Offer for purposes of determining the persons to whom this Prospectus and the Letter of Transmittal will be mailed initially. Only a registered holder of the Old Notes (or such holder's legal representative or attorney-in-fact) as reflected on the records of the Trustee under the Indenture may participate in the Exchange Offer.

         Holders of Old Notes do not have any appraisal or dissenters' rights in connection with the Exchange Offer.

         The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for tendering Holders of Old Notes for the purposes of receiving the New Notes from the Company.

         If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering Holder thereof as promptly as practicable after the Expiration Date.

         Tendering Holders will not be required to pay brokerage commissions or fees or, subject to the instructions of the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes for New Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain taxes which may be levied in the event of any transfer of ownership, in connection with the Exchange Offer. See "The Exchange Offer--Fees and Expenses."

        Neither the Board of Directors of the Company nor the Company makes any recommendation to holders of Old Notes as to whether to tender or refrain from tendering all or any portion of their Old Notes pursuant to the Exchange Offer. In addition, no one has been authorized to make any such recommendation. Holders of Old Notes must make their own decision whether to tender pursuant to the Exchange Offer and, if so, the aggregate amount of Old Notes to tender after reading this Prospectus and the Letter of Transmittal and consulting with their advisers, if any, based on their own financial position and requirements.


EXPIRATION DATE; EXTENSIONS; AMENDMENTS

         The term "Expiration Date" shall mean 5:00 p.m. New York City time, on ____________, 1995, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

         In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will make a public announcement thereof, each prior to 9:00 a.m., New York City time on the next business day after the previously scheduled Expiration Date.

         The Company reserves the right, in its sole discretion, (i) to delay accepting any Old Notes, (ii) to extend the Exchange Offer, or (iii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, or amendment will be followed as promptly as practicable by a public announcement thereof. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendments by means of a prospectus supplement that will be distributed to the registered holders of Old Notes, and the Company will extend the Exchange Offer for a period of five to 10 business days, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such five to 10 business day period.

         Without limiting the manner in which the Company may choose to make public announcement of any delay, extension, or amendment of the Exchange Offer, the Company shall not have an obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.


INTEREST ON THE NEW NOTES

         The New Notes will bear interest from their date of issuance. Holders of Old Notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the date of issuance of the New Notes. Such interest will be paid with the first interest payment of the New Notes. Interest of the Old Notes accepted for exchange will cease to accrue on the day prior to the issuance of the New Notes.

         The New Notes bear interest (as do the Old Notes) at a rate equal to 7.0% per annum. Interest on the New Notes is payable on each June 15 and December 15 beginning on December 15, 1995.


PROCEDURES FOR TENDERING OLD NOTES

         The tender by a Holder as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering Holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a Holder who wishes to tender Old Notes for exchange pursuant to the Exchange Offer must transmit such Old Notes, together with a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to the Exchange Agent at the address set forth below under "-- Exchange Agent" on or prior to 5:00 p.m. New York City time, on the Expiration Date.

         By executing the Letter of Transmittal, each Holder will make to the Company the representations set forth above in the third paragraph under the heading "--Purpose and Effect of the Exchange Offer."

         THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE

ELIGIBLE HOLDER. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED BE USED. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT THE ELIGIBLE HOLDER USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

         Each signature on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange pursuant thereto are tendered (i) by a registered holder of the Old Notes who has not completed either the box entitled "Special Exchange Instructions" or the box entitled "Special Delivery Instructions" on the Letter of Transmittal or (ii) by an Eligible Institution (as defined below). In the event that a signature on a Letter of Transmittal or a notice of withdrawal, as the case may be, is required to be guaranteed, such guarantee must be by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or is otherwise an "eligible institution" within the meaning of Rule 17AD-15 under the Exchange Act (collectively, "Eligible Institutions").

         If Old Notes are registered in the name of a person other than a signer of the Letter of Transmittal, the Old Notes surrendered for exchange must either
(i) be endorsed by the registered holder, with the signature thereon guaranteed by an Eligible Institution or (ii) be accompanied by a bond power, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered holder, with the signature thereon guaranteed by an Eligible Institution along with the other documents required upon transfer by the Purchase Agreement. The term "registered holders" as used herein with respect to the Old Notes means any person in whose name the Old Notes are registered on the books of the Registrar for the Old Notes.

         Tenders may be made only in principal amounts of $1,000 and integral multiples thereof. Subject to the foregoing, Holders may tender less than the aggregate principal amounts represented by the Old Notes deposited with the Exchange Agent provided they appropriately indicate this fact in the Letter of Transmittal accompanying the tendered Old Notes.

         The Company understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Old Notes at the book-entry transfer facility. DTC (the "Book-Entry Transfer Facility"), for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book entry delivery of Old Notes by causing such book entry transfer facility to transfer such Old Notes into the Exchange Agent's account with respect to the Old Notes in accordance with the Book-Entry Transfer Facility's procedures for such transfer. Although delivery of the Old Notes may be effected through book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility, an appropriate Letter of Transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

         All questions as to validity, form, eligibility (including time of receipt), acceptance and withdrawal of Old Notes tendered for exchange will be determined by the Company in its sole, reasonable discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any or all tenders of any particular Old Notes not properly tendered or to reject any particular Old Notes which acceptance might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any Holder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within such reasonable period of time as the Company shall determine. The Company will use reasonable efforts to give notification of defects or irregularities with respect to tenders of Old Notes for exchange but shall not incur any liability for failure to give such notification. Tenders of the Old Notes will not be deemed to have been made until such irregularities have been cured or waived.

         If any Letter of Transmittal, endorsement, bond power, power of attorney or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of such person's authority to so act must be submitted.

         Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender Old Notes in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender directly, such beneficial owner must, prior to completing and executing the Letter of Transmittal and tendering Old Notes, make appropriate arrangements to register ownership of the Old Notes in such beneficial owner's name. Beneficial owners should be aware that the transfer of registered ownership may take considerable time.


GUARANTEED DELIVERY PROCEDURES

         Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available, (ii) who cannot deliver their Old Notes and Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date, or (iii) who cannot complete the procedures for book-entry transfer on a timely basis must tender their Old Notes according to the guaranteed delivered procedures set forth in the Letter of Transmittal. Pursuant to such procedures:

         a. such tender must be made by or through an Eligible Institution and a Notice of Guaranteed Delivery (as defined in the Letter of Transmittal) must be signed by such Holder;

         b. prior to the Expiration Date, the Exchange Agent must have received from the Holder and the Eligible Institution a properly completed and duly executed Letter of Transmittal and a Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder, the certificate number or numbers of the tendered Old Notes, and the principal amount of tendered Old Notes, stating that the tender is being made thereby and guaranteeing that, within five business days after the date of delivery of the Notice of Guaranteed Delivery, the tendered Old Notes and any other required documents will be deposited by the Eligible Institution with the Exchange Agent; and

         c. such properly completed and executed documents required by the Letter of Transmittal and the tendered Old Notes in proper form for transfer must be received by the Exchange Agent within three business days after the Expiration Date.

         Any Holder who wishes to tender Old Notes pursuant to the guaranteed delivery procedures described above must ensure that the Exchange Agent received the Notice of guaranteed Delivery and Letter of Transmittal relating to such Old Notes prior to 5:00 p.m. New York City time, on the Expiration Date. Failure to complete the guaranteed delivery procedures outlined above will not, of itself, affect the validity or effect a revocation of any Letter of Transmittal form properly completed and executed by a Holder who attempted to use the guaranteed delivery process.


ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

         The Company will accept, promptly after the Expiration Date, all Old Notes properly tendered and will issue the New Notes promptly after the acceptance of the Old Notes. For purposes of the Exchange Offer, the Company shall be deemed to have accepted properly tendered Old Notes for exchange when, as, and if the company has given oral or written notice thereof to all Holders of properly tendered Old Notes.

         In all cases, issuances of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of such Old Notes, a properly completed and duly executed Letter of Transmittal, and all other required documents; provided, however, that the Company reserves the absolute right to waive any defects or irregularities in the tender or conditions of the Exchange Offer. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for a greater principal amount than the Holder desires to exchange, such unaccepted or non-exchanged Old Notes or substitute Old Notes evidencing the unaccepted portion, as appropriate, will be returned without expense to the tendering Holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.


WITHDRAWAL RIGHTS

         Tenders of the Old Notes may be withdrawn at any time prior to 5:00 p.m. New York City time on the Expiration Date. For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent at its address set forth on the back cover page of this Prospectus. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes), (iii) be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by a bond power in the name of the person withdrawing the tender, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered holder, with the signature thereon guaranteed by an Eligible Institution along with the other documents required upon transfer by the Registration Rights Agreement or Purchase Agreement, and (iv) specify the name in which such Old Notes are to be re-registered, if different from the Depositor, pursuant to such documents of transfer. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. The Old Notes so withdrawn, if any, will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are withdrawn will be returned to the Holder thereof without cost to such Holder as soon as practicable after withdrawal. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "Procedures for Tendering Old Notes" above at any time on or prior to the Expiration Date.


TERMINATION OF CERTAIN RIGHTS

         Holders of the Old Notes to whom this Exchange Offer is made have special rights under the Registration Rights Agreement that will terminate upon the consummation of the Exchange Offer. The Registration Rights Agreement provides that certain rights under such agreement (including the right to receive a prospective increase in the interest rate on the Old Notes) shall terminate upon the occurrence of (i) the filing with the Commission of the Exchange Offer Registration Statement, (ii) the effectiveness under the Securities Act of the Exchange Offer Registration Statement, (iii) the consummation of the Exchange Offer, and (iv) the maintenance of the Exchange Offer Registration Statement continuously effective for a period of not less than the minimum period required under applicable federal and state securities laws (provided that in no event shall such Exchange Offer remain open and the registration statement relating hereto remain continuously effective, in each case, for less than 20 business days), and (v) the delivery by the Company to the registrar under the Indenture of New Notes in the same aggregate principal amount of Old Notes tendered by Holders thereof pursuant to the Exchange Offer.

EXCHANGE AGENT

         The First National Bank of Chicago has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance and requests for additional copies of the Prospectus, the Letter of Transmittal, and other related documents should be addressed to the Exchange Agent as follows:

          By Registered or Certified
          Mail, Overnight Courier or Hand:

          The First National Bank of Chicago,
          c/o First Chicago Trust Company of New York
          14 Wall Street
          8th Floor, Window 2
          New York, New York  10005
          Attention:  Corporate Trust Administration


FEES AND EXPENSES

         The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by officers and regular employees of the Company and its affiliates.

         The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptance of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

         The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company and are estimated in the aggregate to be approximately $80,000. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees, filing fees and printing costs, among others.

         The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.

CONSEQUENCES OF FAILURE TO EXCHANGE

         The Old Notes which are not exchanged for New Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Old Notes may be resold only (i) to the Company (upon redemption thereof or otherwise),
(ii) so long as the Old Notes are eligible for resale pursuant to Rule 144A, to a person whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act, purchasing for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or other transfer is being made in reliance on Rule 144A, (iii) in an offshore transaction in accordance with Regulation S under the Securities Act, but only in the case of a transfer that is effected by the delivery to the transferee of Old Notes registered in its name (or its nominee's name) on the books maintained by the registrar of the Old Notes, (iv) pursuant to an exemption from registration in accordance with Rule 144 (if available) or Rule 145 under the Securities Act, (v) in reliance on another exemption from the registration requirements of the Securities Act, but only in the case of a transfer that is effected by the delivery to the transferee of Old Notes registered in its name (or its nominee's name) on the books maintained by the registrar of the Old Notes, and subject to the receipt by the registrar or co-registrar of a certification of the transferor and an opinion of counsel (satisfactory to the Company) to the effect that such transfer is in compliance with the Securities Act, or (vi) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. Following the consummation of the Exchange Offer, holders of Old Notes will have limited rights under the Registration Rights Agreement. See "--The Shelf Registration Statement."


ACCOUNTING TREATMENT

         The New Notes will be recorded at the same carrying value as the Old Notes, as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized. The expenses of the Exchange Offer will be amortized over the term of the New Notes.


RESALES OF THE NEW NOTES

         With respect to resales of New Notes, based on the position of the Staff of the Division of Corporation Finance of the Commission set forth in certain interpretive letters addressed to third parties, the Company believes that a Holder (other than (i) a broker-dealer who purchases such New Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities Act) who exchanges Old Notes for New Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the New Notes, will be allowed to resell the New Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the New

Notes a prospectus that satisfies the requirements of Section 10 thereof. However, if any Holder acquires New Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the New Notes, such Holder cannot rely on the position of the Staff of the Division of Corporation Finance of the Commission enunciated in interpretive letters addressed to third parties and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, unless an exemption from registration is otherwise available. Further, each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes.

         As contemplated by the position of the Staff of the Division of Corporation Finance of the Commission in the interpretive letters noted above and the Registration Rights Agreement, each Holder accepting the Exchange
Offer is required to represent to the Company in the Letter of Transmittal that (i) the New Notes are to be acquired by the Holder or the person receiving such New Notes, whether or not such person is the Holder, in the ordinary course of business, (ii) the Holder or any such other person (other than a broker-dealer referred to in the next sentence) is not engaging and does not intend to engage in the distribution of the New Notes, (iii) the Holder or any such other person has no arrangement or understanding with any person to participate in the distribution of the New Notes, (iv) neither the Holder nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, and (v) the Holder or any such other person acknowledges that if such Holder or other person participates in the Exchange Offer for the purpose of distributing the New Notes it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the New Notes and cannot rely on such interpretive letters. As indicated above, each broker-dealer that receives New Notes for its own account in exchange for Old Notes must also acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. For a description of the procedures for such resales by broker-dealers, see "Plan of Distribution."


THE SHELF REGISTRATION STATEMENT

         The Registration Rights Agreement provides that if, (i) because of any change in law or applicable interpretations thereof by the staff of the Commission, the Company is not permitted to effect the Exchange Offer, (ii) the Exchange Offer Registration Statement is not declared effective by October 19, 1995, or (iii) upon the request of either Initial Purchaser (with respect to any Old Notes which were acquired directly from the Company), to the extent such Initial Purchaser is not eligible under applicable securities laws, to participate in the Exchange Offer, the Company will file with the Commission a Shelf Registration Statement to cover resales of the Notes by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. The Company will use its best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission.

         The Registration Rights Agreement further provides that, if obligated to file the Shelf Registration Statement, the Company will file such with the Commission, as promptly as practicable, after such obligation arises and use its best efforts to cause such Shelf Registration Statement to be declared effective by the Commission, in the case of an obligation to file a Shelf Registration Statement as a result of a change in applicable law or Commission interpretation, or in all other cases, on or prior to 180 days after the Closing Date, and to use its best efforts to cause such Shelf Registration Statement to remain effective and usable for a period of three years following the initial effectiveness thereof. If the Company is obligated to file the Shelf Registration Statement and such Shelf Registration Statement is not declared effective in the time periods described above the interest rate on the effected Notes shall be increased one-half of one percentage point (.5%) per annum of the principal amount of effected Notes held by such holder. Following the effectiveness of the Shelf Registration Statement, the interest rate shall revert back to 7.0% with respect to the effected Notes.

         Holders of Notes will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Notes included in the Shelf Registration Statement and benefit from the provisions regarding increased interest rates set forth above. In addition, for so long as any effected Notes are outstanding during any period when the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will continue to provide to Holders of Notes and to prospective purchasers of such Notes the information required by Rule 144A(d)(4).


                                 USE OF PROCEEDS

         The Company will not receive any cash proceeds from the issuance of the New Notes offered hereby. In consideration for issuing the New Notes as contemplated in this Prospectus, the Company will receive in exchange Old Notes in like principal amount, the terms of which are identical in all material respects to the New Notes. The Old Notes surrendered in exchange for the New Notes will be retired and cancelled and cannot be reissued. Accordingly, issuance of the New Notes will not result in any increase in the indebtedness of the Company.

                                 CAPITALIZATION

         The following table sets forth the short-term debt and the capitalization of the Company as of February 28, 1995 and as adjusted to give effect to the issuance of the Notes on June 20, 1995 and the repayment of long-term debt with the net proceeds of the offering.

                                                                    February 28, 1995
                                                                --------------------------

                                                                Actual         As Adjusted
                                                                ------         -----------
Short-term debt:

         Current portion of long-term debt .................    $    608         $    608
                                                                --------         --------
                  Total short-term debt ....................    $    608         $    608
                                                                ========         ========
Long-term debt, less current maturities:
         Senior indebtedness ...............................    $252,118         $103,093
         Ten year notes ....................................         -0-          150,000
         Liquid Yield Option notes .........................     160,821          160,821
                                                                --------         --------
                  Total long-term debt .....................    $412,939         $413,914
                                                                ========         ========

Shareholders' equity:
         Common shares - $.023 per share; authorized
                  100,000,000 shares, issued and outstanding
                  56,811,740 shares ........................    $  1,292         $  1,292
         Paid-in capital ...................................     146,379          146,379
         Retained earnings .................................     187,046          187,046
         Cumulative translation adjustment .................      (1,231)          (1,231)
                                                                --------         --------
                  Total shareholders' equity ...............    $333,486         $333,486
                                                                --------         --------
Total Capitalization .......................................    $746,425         $747,400
                                                                ========         ========


                         SELECTED FINANCIAL INFORMATION

         The selected historical consolidated financial data for the five years in the period ended May 31, 1994 set forth below are principally derived from, and should be read in conjunction with, the related audited consolidated financial statements and accompanying notes included in the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1994. The selected historical consolidated financial data for the nine months ended February 28, 1995 are derived from the Company's unaudited financial statements, which in the opinion of management include all adjustments, consisting of only normal, recurring adjustments, necessary for a fair presentation of the financial position and results of operations.

                                                                                                       NINE MONTHS ENDED
                                                 FISCAL YEAR ENDED MAY 31,                               FEBRUARY 28,
                           -----------------------------------------------------------------------  -----------------------
                                                                             1994         1994        1995         1995
                              1990        1991        1992        1993      ACTUAL    PRO FORMA(2)  UNAUDITED  PRO FORMA(2)
                           ---------   ---------   ---------   ---------   ---------  ------------  ---------  ------------
                                                 (IN THOUSANDS EXCEPT PER SHARE AND RATIO DATA)
Income Statement Data:
  Net sales............    $ 571,673   $ 619,613   $ 680,091   $ 768,372   $ 815,598    $ 955,845   $ 736,509   $ 753,598
  Cost of sales........     (333,320)   (356,480)   (393,677)   (448,079)   (476,146)    (555,416)   (427,114)   (435,668)
                           ---------   ---------   ---------   ---------   ---------    ---------   ---------   ---------

  Gross profit.........      238,353     263,133     286,414     320,293     339,452      400,429     309,395     317,930
  Selling, general and
    administrative
    expenses...........     (174,835)   (195,546)   (208,822)   (236,955)   (237,931)    (290,997)   (221,694)   (227,022)
  Interest expense, net      (11,447)    (12,972)    (16,491)    (17,202)    (13,427)     (23,226)    (16,456)    (17,430)
                           ---------   ---------   ---------   ---------   ---------    ---------   ---------   ---------

  Income before income
    taxes..............       52,071      54,615      61,101      66,136      88,094       86,206      71,245      73,478
  Provision for income
    taxes..............      (20,218)    (17,180)    (22,620)    (26,638)    (35,454)     (35,545)    (30,279)    (31,274)
                           ---------   ---------   ---------   ---------   ---------    ---------   ---------   ---------
  Net income...........    $  31,853   $  37,435   $  38,481   $  39,498   $  52,640    $  50,661   $  40,966   $  42,204
                           =========   =========   =========   =========   =========    =========   =========   =========

  Primary earnings per
    share............      $    0.65   $    0.72   $    0.73   $    0.74   $    0.93    $    0.89   $    0.72   $    0.74
  Fully diluted earnings
    per share........           0.63        0.71        0.72        0.72        0.89         0.86        0.69        0.70

Other Data:
  Cash dividends per
    share............          0.355       0.399       0.442       0.473       0.510        0.510       0.410       0.410
  Average common shares
    outstanding......         49,070      52,219      52,790      53,267      56,717       56,717      57,109      57,109
  Ratio of earnings to
    fixed charges (3)           4.78        4.54        4.12        4.08        6.21         4.20        4.59        4.54

Balance Sheet Data:
  Working capital....      $ 152,576   $ 142,581   $ 205,419   $ 191,872   $ 226,994    $ 257,854   $ 257,244   $ 257,244
  Total assets.......        433,361     457,779     623,346     648,524     660,838      913,780     951,712     951,712
  Short-term debt....          6,673      21,441       7,763      21,262       1,196        1,196         608         608
  Long-term debt.....        176,601     130,800     273,871     258,712     233,039      429,539     412,939     412,939
  Shareholders' equity       171,235     215,471     233,360     243,899     314,476      314,476     333,486     333,486

- -------------------

(1) All information presented includes the fiscal 1994 acquisitions of Dynatron/Bondo Corporation and Stonhard, Inc. accounted for on a pooling-of-interests basis.

(2) On June 28, 1994, the Company acquired Rust-Oleum. The pro forma data reflect the combined results of operations of the Company and Rust-Oleum for the fiscal year ended May 31, 1994 and the nine months ended February 28, 1995, respectively. The 1994 pro forma balance sheet data are shown as if the acquisition of Rust-Oleum had occurred on May 31, 1994 and the pro forma income statement data are shown as if the acquisition had occurred on June 1, 1993. The pro forma amounts give effect to appropriate adjustments resulting from the combination, but are not necessarily indicative of future results of operations or of what results would have been for the combined companies.

(3) For purposes of the ratio of earnings to fixed charges, earnings consist of income from operations before income taxes and fixed charges. Fixed charges include interest and debt expense and one-third of rents which is deemed representative of an interest factor.

                              DESCRIPTION OF NOTES

         The New Notes are to be issued as a separate series of notes under the same Indenture under which the Old Notes have been issued, dated as of June 1, 1995, between the Company and The First National Bank of Chicago, as trustee (the "Trustee"). No New Notes are currently outstanding. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The Notes are subject to all such terms, and holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summaries of certain provisions of the Indenture and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Indenture, including the definitions therein of certain terms used below, and the Registration Rights Agreement, as applicable. The definitions of certain terms used in the following summary are set forth below under "-- Certain Definitions."

         The Indenture does not limit the aggregate principal amount of debt securities which may be issued thereunder and provides that debt securities may be issued thereunder from time to time in one or more series (such other debt securities issued under the Indenture, together with the Notes, are hereinafter collectively referred to as the "Debt Securities"). The following summary of the material provisions of the Indenture does not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, some of which are not otherwise defined herein, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act. There is no requirement that future issues of debt securities of the Company be issued under the Indenture, and the Company is free to employ other indentures or documentation containing provisions different from those included in the Indenture in connection with future issues of such other debt securities.


GENERAL

         The Notes mature on June 15, 2005, are limited to $150,000,000 aggregate principal amount at any one time outstanding and are unsecured senior obligations of the Company. Each Note bears interest at 7.0% from June 20, 1995 or from the most recent interest payment date to which interest has been paid, payable semi-annually on June 15 and December 15 in each year, commencing December 15, 1995, to the person in whose name the Note (or any predecessor
Note) is registered at the close of business on the June 1 or the December 1 next preceding such interest payment date.

         The Old Notes and the New Notes will constitute a single series of debt securities under the Indenture. If the Exchange Offer is consummated, holders of the Old Notes who do not exchange their Old Notes for New Notes will vote together with the holders of New Notes for all relevant purposes under the Indenture. In that regard, the Indenture requires that certain actions by the holders thereunder (including acceleration following an Event of Default) must be taken, and certain rights must be exercised, by specified minimum percentages of the aggregate principal amount of the outstanding debt securities of the relevant series. In determining whether holders of the requisite percentage in principal amount have given any notice, consent or waiver or taken any other action permitted under the Indenture, any Old Notes which remain outstanding after the Exchange Offer will be aggregated with the New Notes and the holders of such Old Notes and New Notes will vote together as a single series for all such purposes. Accordingly, all references herein to specified percentages in aggregate principal amount of the outstanding Notes shall be deemed to mean, at any time after the Exchange Offer is consummated, such percentage in aggregate principal amount of the Old Notes and New Notes then outstanding.

         Principal of and interest on the Notes are exchangeable and transferable, at the office or agency of the Company in the City of New York maintained for such purposes (which initially will be the office of the Trustee maintained at The First National Bank of Chicago, c/o First Chicago Trust Company of New York, 14 Wall Street -- 8th Floor, Window 2, New York, New York 10005, Attention: Corporate Trust Administration); provided, however, that payment of principal or interest may be made at the option of the Company by check mailed to the person entitled thereto as shown on the security register. The Old Notes are issued only in fully registered form without coupons, in denominations of $250,000 and any integral multiple of $1,000 in excess thereof. The New Notes will be issued only in fully registered form without coupons in denominations of $1,000 and any integral multiple of $1,000 in excess thereof. No service charge will be made for any registration of transfer, exchange or redemption of Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith.

         The Indenture does not contain provisions which would give holders of the Notes the right to require the Company to repurchase their Notes in the event of a decline in the credit rating to the Company's debt securities from a takeover, recapitalization or similar restructuring.

OPTIONAL REDEMPTION

         The Notes are not subject to redemption prior to maturity.

SINKING FUND

         The Notes are not entitled to the benefit of any sinking fund or other mandatory redemption obligation prior to maturity.

RANKING; HOLDING COMPANY STRUCTURE

         The Notes are unsecured unsubordinated obligations of the Company and rank on a parity in right of payment with all other unsecured and unsubordinated indebtedness of the Company for borrowed money.

         The Notes are obligations exclusively of the Company. The Company is a holding company substantially all of whose consolidated assets are held by its subsidiaries. Accordingly, the cash flow of the Company and the consequent ability to service its debt, including the Notes, are largely dependent upon the earnings of such subsidiaries.

         Because the Company is a holding company, the Notes will be effectively subordinated to all existing and future indebtedness, trade payables, guarantees, lease obligations and letter of credit obligations of the Company's subsidiaries. Therefore, the Company's rights and the rights of its creditors, including the holders of the Notes, to participate in the assets of any subsidiary upon the latter's liquidation or reorganization will be subject to the prior claims of such subsidiary's creditors, except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary, in which case the claims of the Company would still be effectively subordinate to any security interest in, or mortgages or other liens on, the assets of such subsidiary and would be subordinate to any indebtedness of such subsidiary senior to that held by the Company.

         LIMITATION ON LIENS

         The Indenture generally provides that the Company may not, and may not permit any Subsidiary of the Company to, incur or suffer to exist any Lien upon any Principal Property, or upon any Equity Interests of any Subsidiary of the Company (whether such Principal Property or Equity Interest were owned as of the date of the Indenture or thereafter acquired), to secure any Indebtedness without making, or causing such Subsidiary to make, effective provision for securing the Debt Securities issued under the Indenture equally and ratably with (or prior to) such Indebtedness, unless after giving effect thereto, the sum of
(A) the principal amount of Indebtedness secured by all Liens incurred after the date of the Indenture and otherwise prohibited by the Indenture and (B) the Attributable Value of all Sale and Leaseback Transactions entered into after the date of the Indenture and otherwise prohibited by the Indenture does not exceed the greater of $50,000,000 or 10% of the Consolidated Shareholders' Equity of the Company. The foregoing restrictions will not apply to Liens or to, among other things, (i) Liens securing only the Securities issued under the Indenture; (ii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company (but only to the extent such Liens cover such property); (iii) Liens on property existing immediately prior to the time of acquisition thereof (and not in anticipation of the financing of such acquisition); (iv) any Lien upon any Principal Property (including any property that becomes a Principal Property after acquisition thereof) to secure Indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement thereof, provided that such Principal Property first becomes a Principal Property after, or construction or development of such Principal Property is underway on and completed after, June 1, 1995, and provided, further, that the principal amount of any Indebtedness secured by such Lien (A) does not exceed 100% of such purchase price or cost and (B) in incurred within 24 months after the later of the purchase thereof and the completion of construction or improvements thereof;
(v) any Lien securing certain Indebtedness owing to the Company or to a wholly owned subsidiary of the Company; (vi) certain Liens, as described in the Indenture, arising in the ordinary course of business other that in connection with Indebtedness for borrowed money; and (vii) Liens to secure Indebtedness incurred to extend, render, refinance or refund Indebtedness secured by any Lien referred to in the foregoing clauses (i) to (vi).

         "Attributable Value" means, as to any particular lease under which any Person is at the time liable other than a Capital Lease Obligation, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof as determined in accordance with generally accepted accounting principles, discounted from the respective due dated thereof to the date of determination at a rate per annum equal to the discount rate that would be applicable to a Capital Lease Obligation with like term in accordance with generally accepted accounting principles. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding, in accordance with generally accepted accounting principles, amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor cost and similar charges and rents charged as a percentage of sales in excess of a base amount. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. "Attributable Value" means, as to Capital Lease Obligation under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the capitalizes amount thereof that would appear on the face of a balance sheet of such Person in accordance with generally accepted accounting principles.

         "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other indebtedness arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with generally accepted accounting principles. The stated maturity of such obligation, as of any date (the "measurement date"), shall be the date of the last payment of rent or any other amount due under such lease after the measurement date upon or after which such lease may be terminated by the lessee, at its sole option, without payment of a penalty.

         "Consolidated Shareholders' Equity" of any Person means the consolidated shareholders' equity of such Person, determined on a consolidated basis in accordance with generally accepted accounting principles.

         "Equity Interest" in any Person is defined to mean any and all shares, interests, participations or other equivalents (however designated) of corporate stock of or other ownership interests in such Person, and any options or other rights to acquire, and any securities or other interests convertible into or exchangeable for, any of the foregoing.

         "Indebtedness," with respect to any Person, means indebtedness for borrowed money or for the unpaid purchase price of real or personal property of, or guaranteed by, such Person (other than trade accounts payable arising in the ordinary course of business) and computed in accordance with generally accepted accounting principles.

         "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, encumbrance, or other security arrangement of any kind of nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

         "Principal Property" means any manufacturing, assembly or storage facility owned or used by the Company or any Subsidiary which is located within the United States (including its territories and possessions) or Canada, other than any such facility the gross book value of which (including related land and improvements thereon and all machinery and equipment included therein without deduction of any depreciation reserves) does not exceed 4% of Consolidated Shareholders' Equity of the Company.

         "Sale and Leaseback Transaction" of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any Principal Property that, within 12 months of the start of such lease and after the Reference Date, has been or is being sold, conveyed, transferred to or otherwise disposed of by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor of the security of such property. The term of such arrangement, as of any date (the "measurement date"), shall end on the date of the last payment of rent or any other amount due under such arrangement after the measurement date on or after which such arrangement may be terminated by the lessee, at its sole option, without payment of a penalty. "Sale Transaction" means any such sale, conveyance, transfer or other disposition. The "Reference Date" means, for any property that becomes a Principal Property after, or the construction or development of which is underway on and completed after June 1, 1995 the last day of the 24th month after the date of the acquisition, completion of construction and commencement of operation of such property and, for any other property, June 1, 1995.

         "Subsidiary" means any Corporation of which at the time of determination the Company or one or more Subsidiaries owns or controls directly or indirectly more than 50% of the shares of Voting Stock.

LIMITATION ON SALE AND LEASEBACK TRANSACTIONS

         The Indenture generally provides that the Company may not, and may not permit any Subsidiary of the Company to, enter into any Sale and Leaseback Transaction (except for a period not exceeding 36 months), unless, (i) after giving effect thereto, the sum of (A) the principal amount of Indebtedness secured by all Liens incurred after the date of the Indenture and otherwise prohibited by the Indenture and (B) the Attributable Value of all Sale and Leaseback Transactions entered into after the date of the Indenture and otherwise prohibited by the Indenture does not exceed the greater of $50,000,000 or 10% of Consolidated Shareholders' Equity of the Company or (ii) the Company or such Subsidiary applies or commits to apply, within 180 days before or after the Sale Transaction pursuant to such Sale and Leaseback Transaction, an amount equal to the Net Available Proceeds therefrom to the repayment of Indebtedness of the Company (including any Debt Securities) which is pari passu with or prior to the Debt Securities issued under the Indenture (or, if none, other Indebtedness of the Company or, if non, Indebtedness of any Subsidiary of the Company),

         "Net Available Proceeds" from any Sale Transaction by any Person means cash or readily marketable cash equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiree of indebtedness or obligations relating to the properties or assets that are the subject of such Sale Transaction or received in any other noncash form) therefrom by such Person, net of (i) al legal, title and recording taxes, expenses, commissions and other fees and expenses incurred an all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Sale Transaction, (ii) all payments made by such Person or its Subsidiaries on any Indebtedness which is secured in whole or in part by any such properties and assets in accordance with the terms of any Lien upon or with respect to any such properties and assets of which must, by the terms of such Lien, or in order to obtain a necessary consent to such Sale Transaction or by applicable law, be repaid out of the proceeds from such Sale Transaction, and
(iii) all distributions and other payments made to minority interest holder in subsidiaries of such persons or joint ventures as a result of such Sale Transaction.

CONSOLIDATION, MERGER, SALE OF ASSETS

         The Company may consolidate or merge with or into, or transfer it assets substantially as an entirety to, any corporation organized under the laws of any domestic jurisdiction, provided that the successor corporation assumes the Company's obligations on the Debt

Securities and under the Indenture, that after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing, and that certain other conditions are met.

EVENTS OF DEFAULT

         The following will be "Events of Default" under the Indenture:

                  (i) failure to pay any interest on any Debt Security when it becomes due and payable, and such failure shall continue for a period of 30 days;

                  (ii) failure to pay the principal of (or premium, if any, on) any Debt Security at its maturity (upon acceleration, optional or mandatory redemption, required repurchase or otherwise);

                  (iii) failure to perform, or breach of, any covenant or agreement of the Company under the Indenture (other than a default in the performance of, or breach of, a covenant or agreement which is specifically dealt with in clause (i) or (ii) and such default or breach shall continue for a period of 60 days after written notice of such failure has been given, by certified mail, (x) to the Company by the Trustee or (y) to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Notes, specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Indenture;

                  (iv) one or more defaults shall have occurred under any agreements, indentures or instruments under which the Company (or any subsidiary) then has outstanding Indebtedness in excess of a principal amount equal to in the aggregate the greater of $50 million or 10% of Consolidated Shareholders' Equity of the Company and, if not already matured at its final maturity in accordance with its terms, such Indebtedness shall have been accelerated;

                  (v) one or more judgments, orders or decrees for the payment of money in excess of $50 million, either individually or in the aggregate (net of amounts covered by insurance, bond, surety or similar instrument), shall be entered against the Company or any Subsidiary, or any of their respective properties, and shall not be discharged and either (a) any creditor shall have commenced an enforcement proceeding upon such judgment, order or decree or (b) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

                  (vi) there shall have been the entry by a court of competent jurisdiction of (a) a decree or order for relief in respect of the Company or any Material Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law of (b) a decree or order adjudging the Company or any Material Subsidiary under any applicable federal or state law, or appointing a custodian, receive, liquidator, assignee, trustee, sequestrator

         (or other similar official) of the Company or any Material Subsidiary or of any substantial part of their respective properties, or ordering the signing up or liquidation of their affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

                  (vii) (a) the Company or any Material Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (b) the Company or any Material Subsidiary consents to the entry or a decree or order for relief in respect of the Company of any Material Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (c) the Company or any Material Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (d) the Company or any Material Subsidiary (x) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company of any Material Subsidiary or of any substantial part of their respective properties or (y) makes an assignment for the benefit of creditors or (e) the Company or any Material Subsidiary takes any corporate action in furtherance of any such actions in this paragraph
         (vii).

         If an Event of Default (other than as specified in clauses (vi) and (vii) of the prior paragraph) shall occur and be continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of the Debt Securities then outstanding may, and the Trustee at the request of such Holders shall, declare all unpaid principal of (and premium, if any, on) and accrued interest on all the Debt Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Debt Securities) provided that so long as the Revolving Credit Facility is in effect, such declaration shall not become effective until the earlier of (a) five business days after receipt of such notice of acceleration from the Holders or the Trustee by the agent under the Revolving Credit Facility or (b) acceleration of the Indebtedness under the Revolving Credit Facility. Thereupon such principal shall become immediately due and payable, and the Trustee may, at its discretion, proceed to protect and enforce the rights of the holders of Debt Securities by appropriate judicial proceeding. If an Event of Default specified in clause (vi) and (vii) of the prior paragraph occurs, then all the Debt Securities shall ipso facto become and be immediately due and payable, in an amount equal to the principal amount of the Debt Securities, together with accrued and unpaid interest, if any, to the date the Debt Securities become due and payable, without any declaration or other act on the part of the Trustee or any Holder.

         After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal mounts of Debt Securities outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all Debt Securities, and (iii) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Debt Securities; and (b) all Events of Default, other than the non-payment of principal of the Debt Securities which has become due solely by such declaration of acceleration, have been cured or waived; and (c) the rescission will not conflict with any judgment or decree.

         "Bankruptcy Law" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

         "Material Subsidiary" means any Corporation of which at the time of determination the Company or one or more Subsidiaries owns or controls directly or indirectly more than 50% of the shares of Voting Stock and whose net sales exceed 4% of the Company's consolidated net sales as determined in accordance with generally accepted accounting principles consistently applied.

         The holders of not less than a majority in aggregate principal amount of the Debt Securities outstanding may on behalf of the holders of all the Debt Securities waive any past defaults under the Indenture and its consequences, except a default in the payment of the principal of (and premium, if any, on) or interest on any Debt Security, or in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each Debt Security outstanding.

         The Company is also required to notify the Trustee within five business days of the occurrence of any default.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

         The Company may discharge certain obligations to holders of any series of Debt Securities that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the Trustee, in trust, funds in U.S. Dollars or in such Foreign Currency in which such Debt Securities are payable in an amount sufficient to pay the entire indebtedness on such Debt Securities in respect of principal (and premium, if any) and interest to the date of such deposit (if such Debt Securities have become due and payable) or to the maturity thereof, as the case may be.

         The Indenture provides that, if the provisions of Section 402 thereof are made applicable to the Debt Securities of or within any series pursuant to
Section 301 thereof, the Company may elect either (a) to defease and be discharged from any and all obligations with respect to such Debt Securities (except for, among other things, the obligation to pay Additional Amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on such Debt Securities and the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of such Debt Securities and to hold moneys for payment in trust) ("defeasance") or (b) to be release from its obligations with respect to such Debt Securities under the covenants described in "-- Limitation on Liens" and "-- Limitation on Sale and Leaseback Transactions" above or, if provided pursuant to Section 301 of the Indenture, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to such Debt Securities ("covenant defeasance"), in either case upon the irrevocable deposit by the Company with the Trustee, in trust, of an amount, in U.S. Dollars or in such Foreign Currency in which such Debt Securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to such Debt Securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

         Such a trust may only be established if, among other things, (i) the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Company is a party or by which is bound,
(ii) no default or Event of Default with respect to the Debt Securities to be defeased shall have occurred and be continuing on the date of the establishment of such a trust and (iii) the Company has delivered to the Trustee an Opinion of Counsel (as specified in the Indenture) to the effect that the holders of such Debt Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such Opinion of Counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by the Company, a Revenue ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the Indenture.

         "Foreign Currency" means any currency, currency unit or composite currency, including, without limitation, the ECU, issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments.

         "Government Obligations" means securities which are (i) direct obligations of the United States of America or the government or the governments in the confederation which issued the Foreign Currency in which the Debt Securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government or governments which issued the Foreign Currency in which the Debt Securities of such series are payable, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments, which, in the case of clauses (i) and (ii), are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or any other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or any other amount with respect to the Government Obligation evidenced by such depository receipt.

         If after the Company has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to Debt Securities of any series, (a) the holder of a Debt Security of such series is entitled to, and does, elect pursuant to Section 301 of the Indenture or the terms of such Debt Security to receive payment in a currency other than that in which such deposit has been made in respect of such Debt Security, or (b) a Conversion Event (as defined below) occurs in respect of the Foreign Currency in which such deposit has been made, the indebtedness represented by such Debt Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest, if any, on such Debt Security as such Debt Security becomes due out of the proceeds yielded by converting the amount so deposited in respect of such Debt Security into the currency in which such Debt Security becomes payable as a result of such election or such Conversion Event based on (x) in the case of payments made pursuant to clause (a) above, the applicable market exchange rate for such currency in effect on the second business day prior to such payment date, or (y) with respect to a Conversion Event, the applicable market exchange rate for such Foreign Currency in effect (as nearly as feasible) at the time of the Conversion Event.

         "Conversion Event" means the cessation of use of (i) a Foreign Currency both by the government of the country or the confederation which issued such Foreign Currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (ii) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Union or (iii) any currency unit or composite currency other than the ECU for the purposes for which it was established. All payments of principal of (and premium, if any) and interest on any Debt Security that is payable in a Foreign Currency that ceases to be used by its government or confederation of issuance shall be made in U.S. dollars.

         In the event the Company effects covenant defeasance with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to Sections 1005 and 1006 of the Indenture (which Sections would no longer be applicable to such Debt Securities after such covenant defeasance) or with respect to any other covenant as to which there has been covenant defeasance, the amount in such Foreign Currency in which such Debt Securities are payable, and Government Obligations on deposit with the Trustee, will be sufficient to pay amounts due on such Debt Securities at the time of their stated maturity but may not be sufficient to pay amounts due on such Debt Securities at the time of the acceleration resulting from such Event of Default. However, the Company would remain liable to make payment of such amounts due at the time of acceleration.

         Under the Indenture, the Company is required to furnish to the Trustee annually a statement as to performance by the Company of certain of its obligations under the Indenture and as to any default in such performance. The Company is also required to delivery to the Trustee, within five days after the occurrence thereof, written notice of any event which after notice or lapse of time or both would constitute an Event of Default.


SATISFACTION AND DISCHARGE

         The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Debt Securities, as expressly provided for in the Indenture) as to all outstanding Debt Securities when (a) either (i) all the Debt Securities theretofore authenticated and delivered (other than lost, stolen or destroyed Debt Securities which have been replaced or paid) have been delivered to the Trustee for cancellation or (ii) all Debt Securities not theretofore delivered to the Trustee for cancellation (x) have become due and payable, (y) will become due and payable at their stated maturity within one year or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Debt Securities not theretofore delivered to the Trustee for cancellation, including principal of (and premium, if any, on) and accrued interest at such stated maturity or redemption date; (b) the Company has paid or caused to be paid all other sums payable under the Indenture by the Company; and (c) the Company has delivered to the Trustee an Officers' Certificate and an opinion of counsel each stating that (i) all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture has been complied with and (ii) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Company is a party or by which the Company is bound.


MODIFICATIONS AND AMENDMENTS

         Without the consent of any holders, the Company and Trustee, at any time and form time to time, may enter into one or more indentures supplemental to the Indenture for any of the following purposes: (1) to evidence the succession of another Person to the Company; (2) to add to the covenants of the Company for the benefit of the holders, or to surrender any right or power therein conferred upon the Company; (3) to add or change any provisions of the Indenture to facilitate the issuance of bearer Debt Securities; (4) to establish the form or terms of Debt Securities of any series and related coupons; (5) to evidence and provide for the acceptance of the appointment under the Indenture by a successor Trustee; (6) to cure any ambiguity, to correct or supplement any provision in the Indenture which may be defective or inconsistent with any other provision in the Indenture, provided that such actions pursuant to this clause do not adversely affect the interests of the holders of Debt Securities of any series or any related coupons in any material respect; (7) to add to, or delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of Debt Securities; (8) to add any additional Events of Default; (9) to supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Debt Securities, provided that such action pursuant to this clause does not adversely affect the interests of holders of Debt Securities of such series or any related coupons in any material respect; (10) to secure the Debt Securities; (11) to make provision with respect to conversion rights of holders of Debt Securities of any series; and (12) to amend or supplement any provision contained in the Indenture or in any supplemental indenture, provided that such amendment or supplement does not materially adversely affect the interests of the holders of any Debt Securities then outstanding; provided that certain legal opinions and Officers' Certificates are delivered.

         Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the holders of not less than 66-2/3% in aggregate outstanding principal amount of the Debt Securities; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Debt Security affected thereby: (i) change the stated maturity of the principal of, or any installment of interest on, andy Debt Security or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any Debt Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof; (ii) reduce the percentage in principal amount of outstanding Debt Securities, the consent of whose holders is required for any such modifications and amendments or the consent of whose holders is required for any waiver; (iii) modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of outstanding Debt Securities required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Debt Security affected thereby; or (iv) make any change that adversely affects the right to convert or exchange any Debt Security.


GOVERNING LAW

         The Indenture and the Notes will be governed by, and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

BOOK-ENTRY; DELIVERY AND FORM

         The certificates representing the New Notes will be issued in full registered form, without coupons. Except as described under Certificated Notes below, the New Notes will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), New York, New York, as depository (the "Depository"), and registered in the name of Cede & Co., as DTC's nominee, in the form of a global Note certificate (the "Global Certificate").

         Global Certificates. Ownership of beneficial interests in a Global Certificate will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Ownership of beneficial interests in the Global Certificates will be shown on, and the transfer of these ownership interests will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

         So long as DTC, or its nominee, is the registered owner or holder of a Global Certificate, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Certificate for all purposes under the Indenture and the New Notes. In addition, no beneficial owner of an interest in a Global Certificate will be able to transfer that interest except in accordance with DTC's applicable procedures (in additional to those under the Indenture referred to herein).

         Payments on Global Certificates will be made to DTC, or its nominee, as the registered owner thereof. Neither the Company, the Trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payment made on account of beneficial ownership interests in the Global Certificates or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         The Company expects that DTC, or its nominee, upon receipt of any payment in respect of a Global Certificate representing any New Notes held by it or its nominee, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Certificate for such New Notes as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Certificate held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

         Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules. The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests in a Global Certificate to such persons may be limited. Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants (defined below) and certain banks, the ability of a person having a beneficial interest in a Global Certificate to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate of such interest.

         The Company believes that it is the policy of DTC that it will take any action permitted to be taken by a holder of Notes (including the presentation of Notes for exchange as described below under "Exchange Offer; Registration Rights") only at the direction of one or more participants to whose account interests in the Global Certificates are credited and only in respect of such portion of the aggregate principal amount at maturity of the Notes as to which such participant or participants has or have given such direction.

         The Indenture provides that if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository or if the Depository ceases to be eligible under the Indenture and a successor depository is not appointed by the Company within 90 days, (ii) the Company determines that the Notes shall no longer be represented by Global Certificates and executes and delivers to the Trustee a Company order to such effect or (iii) an Event of Default or event which, with notice or lapse of time or both, would constitute and Event of Default with respect to the Notes shall have occurred and be continuing, the Global Certificates will be exchanged for Notes in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations. Such definitive Notes shall be registered in such name or names as the Depository shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Depository from participants with respect to ownership of beneficial interests in Global Certificates.

         DTC has advised the Company as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly ("indirect participants"). The rules applicable to DTC and its participants are on file with the Commission.

         Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Certificates among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

         Certificated Notes. Notes originally purchased by or transferred to (i) institutional "accredited investors" (as defined in Rule 501 (a)(1), (2), (3) or
(7) under the Securities Act) who are not "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) ("QIBs"), (ii) except as described below, Persons outside the United States pursuant to sales in accordance with Regulation S under the Securities Act or (iii) any other Persons who are not QIBs (collectively, "Non-Global Purchasers") will be issued in registered form (the "Certified Notes"). Upon the transfer to a QIB of Certificated Notes initially issued to a Non-Global Purchaser, such Certificated Notes will be exchanged for an interest in the Global Certificate representing the principal amount of Notes being transferred.

         Notes originally purchased by persons outside the United States of America pursuant to sales in accordance with Regulation S under the Securities Act will be represented upon issuance by a temporary global Note certificate (the "Temporary Certificate") which will not be exchangeable for Certificated Notes until the expiration of the "40-day restricted period" within the meaning of Rule 903(c)(3) of Regulation S under the Securities Act. The Temporary Certificate will be registered in the name of, and held by, a temporary certificate holder until the expiration of such 40-day restricted period, at which time the Temporary Certificate will be delivered to the Trustee in exchange for Certificated Notes registered in the names requested by such temporary certificate holder. In addition, until the expiration of such 40-day restricted period, transfers of interest in the Temporary Certificate can be effected only through such temporary certificate holder in accordance with the requirements set forth in "Notice to Investors."

         In case any Note shall become mutilated, defaced, destroyed, lost or stolen, the Company will execute and, upon the Company's request, the Trustee will authenticate and deliver a new Note, of like tenor and equal principal amount in exchange and substitution for such Note (upon surrender and cancellation thereof) or in lieu of and substitution for such Note. In case such
Note is destroyed, lost or stolen, the applicant for a substituted Note shall furnish to the Company and the Trustee such security or indemnity as may be required by them to hold each of them harmless, and, in every case of destruction, loss or theft of such Note, the applicant shall also furnish to the Company or the Trustee satisfactory evidence of the destruction, loss or theft of such Note and of the ownership thereof. Upon the issuance of any substituted Note, the Company may require the payment by the registered holder thereof of a sum sufficient to cover fees and expenses connected therewith.


REGARDING THE TRUSTEE

         The Trust Indenture Act contains limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions with the Company and its subsidiaries from time to time, provided that if the Trustee acquires any conflicting interest it must eliminate such conflict upon the occurrence of an Event of Default, or else resign. The Trustee currently acts as trustee with respect to the Company's Liquid Yield Option Notes and as a Co-Agent with respect to the Company's Revolving Credit Facility. The Company also has normal banking relationships with the Trustee.


REGISTRATION RIGHTS

         Pursuant to the Registration Rights Agreement, the Company agreed to file with the Commission the Exchange Offer Registration Statement and, upon its effectiveness, offer to the Holders of Transfer Restricted Securities pursuant to the Exchange Offer who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for New Notes. If
(i) the Company is not permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any Holder of Transfer Restricted Securities notifies the Company that (A) it is prohibited by law or Commission policy from participating in the Exchange Offer or (B) that it may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained int he Exchange Offer Registration Statement is not appropriate or available for such resales or (c) that it is a broker-dealer and holds Notes acquired directly from the Company or an affiliate of the Company, the Company will file with the Commission a Shelf Registration Statement to cover resales of the Notes by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. The Company will use its best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission. For purposes of the foregoing, "Transfer Restricted Securities" means each Old Note until (i) the date on which such Old Note has been exchanged by a person other than a broker-dealer for a New Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of an Old Note for a New Note, the date on which such New Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of this Prospectus,
(iii) the date on which such Old Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Old Note is distributed to the public pursuant to Rule 144 or Rule 145 under the Act.

         The Registration Rights Agreement also provides that if obligated to file the Shelf Registration Statement, the Company will use its best efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or prior to 120 days after such obligation arises and to use its best efforts to cause such Shelf Registration Statement to remain effective and usable for a period of three years following the initial effectiveness thereof. If the Company is obligated to file the Shelf Registration Statement and such Shelf Registration Statement is not declared effective within 1880 days after the Closing Date of the Old Notes (such event being a "Shelf Registration Default"), then the Company will pay to each holder of Transfer Restricted Securities, with respect to the first 90-day period immediately following such Shelf Registration Default, liquidated damages in an amount equal to one-half of one percentage point (.5%) per annum of the principal amount of Transfer Restricted Securities held by such holder. Following the cure of all Shelf Registration Defaults, the payment of liquidated damages will cease.

         Holders of Notes will be required to make certain representations to the Company in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Notes included in the Shelf Registration Statement and benefit form the provisions regarding liquidated damages set forth above. In addition, for so long as any Transfer Restricted Securities are outstanding during any period when the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will continue to provide to Holders of Transfer Restricted Securities and to prospective purchasers of such Transfer Restricted Securities the information required by Rule 144A(d)(4).


                           DESCRIPTION OF OLD NOTES

         The terms of the Old Notes are identical in all material respects to the New Notes, except that (i) the Old Notes have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain registration rights under the Registration Rights Agreement (which rights will terminate upon consummation of the Exchange Offer, except to the extent that the Initial Purchasers may have certain registration rights under limited circumstances); (ii) the New Notes are issuable in minimum denominations of $1,000 and integral multiples thereof compared to minimum denominations of $250,000 and integral multiples of $1,000 in excess thereof for the Old Notes; and (iii) the New Notes will not provide for any increase in the interest rate thereon. In that regard, the Old Notes provide that, in the event that the Exchange Offer is not consummated or a shelf registration statement (the "Shelf Registration Statement") with respect to the resale of the Old Notes is not declared effective on or prior to November 17, 1995, the interest rate on the Old Notes will increase by 0.50% per annum following November 17, 1995; provided, however, that if the Company requests holders of Old Notes to provide certain information called for by the Registration Rights Agreement for inclusion in any such Shelf Registration Statement, then Old Notes owned by holders who do not deliver such information to the Company or who do not provide comments on the Shelf Registration Statement when required pursuant to the Registration Rights Agreement will not be entitled to any such increase in the interest rate. Upon the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, after November 17, 1995, the interest rate on any Old Notes which remain outstanding will be reduced, from the date of such consummation or effectiveness, as the case may be, to 7.0% per annum and the Old Notes will not thereafter be entitled to any increase in the interest rate thereon. The New Notes are not entitled to any such increase in the interest rate thereon. In addition, the Old Notes and the New Notes will constitute a single series of debt securities under the Indenture. Accordingly, holders of Old Notes should review the information set forth under "Risk Factors-Consequences of Failure to Exchange" and "Description of Notes."

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

         The following summary describes certain United States Federal income tax considerations to holders of the New Notes who are subject to U.S. net income tax with respect to the New Notes ("U.S. persons") and who will hold the New Notes as capital assets. There can be no assurance that the U.S. Internal Revenue Service (the "IRS") will take a similar view of the purchase, ownership or disposition of the New Notes. This discussion is based uon the provisions of the Internal Revenue Code of 1986, as amended, and regulations, rulings and judicial decisions now in effect, all of which are subject to change. It does not include any description of the tax laws of any state, local or foreign governments or any estate or gift tax considerations that may be applicable to the New Notes or holders thereof. It does not discuss all aspects of U.S. Federal income taxation that may be relevant to a particular investor in light of his particular investment circumstances or to certain types of investors subject to special treatment under the U.S. Federal income tax laws (for example, dealers in securities or currencies, S corporations, life insurance companies, tax-exempt organizations, taxpayers subject to the alternative minimum tax and non-U.S. persons) and also does not discuss New Notes held as a hedge against currency risks or as part of a straddle with other investments or as part of a "synthetic security" or other integrated investment (including a "conversion transaction") comprised of a New Note and one or more other investments, or situations in which the functional currency of the holders is not the U.S. dollar.

         Holders of Old Notes contemplating acceptance of the Exchange Offer should consult their own tax advisors with respect to their particular circumstances and with respect to the effects of state, local or foreign tax laws to which they may be subject.

EXCHANGE OF NOTES

         The exchange of Old Notes for New Notes should not be a taxable event to holders for federal income tax purposes. The exchange of Old Notes for the New Notes pursuant to the Exchange Offer should not be treated as an "exchange" for federal income tax purposes because the New Notes should not be considered to differ materially in kind or extent from the Old Notes. If, however, the exchange of the Old Notes for the New Notes were treated as an exchange for federal income tax purposes, such exchange should constitute a recapitalization for federal income tax purposes. Accordingly, the New Notes should have the same issue price as the Old Notes, and a holder should have the same adjusted basis and holding period in the New Notes as it had in the Old Notes immediately before the exchange.

INTEREST ON THE NEW NOTES

         A holder of a New Note will be required to report as ordinary interest income for U.S. Federal income tax purposes interest earned on the New Note in accordance with the holder's method of tax accounting.

DISPOSITION OF NEW NOTES

         A holder's tax basis for a New Note generally will be the holder's purchase price for the Old Note. Upon the sale, exchange, redemption, retirement or other disposition of a New Note, a holder will recognize gain or loss equal to the difference (if any) between the amount realized and the holder's tax basis in the New Note. Such gain or loss will be long-term capital gain or loss if the New Note has been held for more than one year and otherwise will be short-term capital gain or loss (with certain exceptions to the characterization as capital gain if the New Note was acquired at a market discount).

BACKUP WITHHOLDING

         A holder of a New Note may be subject to backup withholding at the rate of 31% with respect to interest paid on the New Note and proceeds from the sale, exchange, redemption or retirement of the New Note, unless such holder
(a) is a corporation or comes within certain other exempt categories and, when required, demonstates that fact or (b) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A holder of a New Note who does not provide the Company with his correct taxpayer identification number may be subject to penalties imposed by the IRS.

         A holder of a New Note who is not a U.S. person will generally be exempt from backup withholding and information reporting requirements, but may be required to comply with certification and identification procedures in order to obtain an exemption from backup withholding and information reporting.

         Any amount paid as backup withholding will be creditable against the holder's U.S. Federal income tax liability.


                              PLAN OF DISTRIBUTION

         Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that for a period of 90 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

         The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         For a period of 270 days after the Expiration Date the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.


                          DESCRIPTION OF CAPITAL STOCK

GENERAL

         RPM's authorized capital stock consists of 100,000,000 Common Shares, without par value. There were 56,957,000 shares outstanding as of May 31, 1995. All presently outstanding RPM Common Shares have been duly authorized and validly issued, and are fully paid and nonassessable. Dividends, which may be declared at the discretion of the Board of Directors of RPM, must be paid equally on all issued and outstanding RPM Common Shares out of funds legally available therefor. Upon liquidation, any excess net assets after all payments of debts and costs must be paid to shareholders in proportion to the number of RPM Common Shares held. RPM Common Shares are not subject to preemptive rights, conversion rights, redemption provisions or sinking fund provisions.

         The holder of each RPM Common Share is entitled to one vote on all matters submitted to shareholders generally, except that shareholders have the right to cumulate their votes for the election of directors as permitted by Ohio law. The Board of Directors is divided into three Classes with the term of office of one of such Classes expiring in each year. At each Annual Meeting of Shareholders the successors to the Directors of the Class whose term is expiring at that time are elected to hold office for a term of three years. Classification of the Board of Directors increases the number of RPM Common Shares necessary under cumulative voting to elect a Director in any given year. Subject to the provisions of Articles Seventh and Eighth of RPM's Amended Articles of Incorporation (the "Amended Articles"), as hereinafter summarized, all matters submitted to a vote of shareholders are determined by a vote of the holders of shares entitling them to exercise a majority of the voting power of RPM present in person or by proxy at a meeting called to consider such matter.

         Article Seventh of RPM's Amended Articles provides, in essence, that proposals (i) with respect to a merger, consolidation or acquisition wherein the existing shareholders of RPM would hold less than two-thirds of the voting power of RPM, or of the surviving or new corporation, immediately after consummation of the transaction, and (ii) with respect to a sale of substantially all of the assets of RPM, both require adoption or approval by two-thirds of the voting power of RPM.

         Article Eighth of RPM's Amended Articles provides, in essence, that the affirmative vote of at least 80% of the voting power of RPM is required to effect a merger, consolidation, sale, lease or exchange of substantially all of the assets of RPM where the other party to the transaction, including its "affiliates" and "associated persons," as defined, is a holder, directly or indirectly, of 5% or more of the outstanding shares of any class of RPM entitled to vote at a meeting called to consider such a proposed transaction, as of the record date used to determine the shareholders entitled to vote upon such transaction. The Board of Directors, acting in good faith, shall make a conclusive determination as to whether the proposed transaction requires an 80% vote of shareholders. The requirement for approval by an 80% vote shall not be applicable to proposals which received the formal approval of the Board of Directors of RPM prior to the acquisition of the 5% share interest by the other party, provided that with respect to any proposed transaction as to which the 80% voting requirement would otherwise be applicable there has also been a disclosure to all shareholders of any inducements in connection with the proposed transaction offered to officers and Directors of RPM which are not extended to all shareholders.


OHIO LAW

         As an Ohio corporation, RPM is subject to certain provisions of Ohio law which may discourage or render more difficult an unsolicited takeover of RPM. Among these are provisions that (i) prohibit certain mergers, sales of assets, issuances or purchases of securities, liquidation or dissolution, or reclassification of the then outstanding shares of an Ohio corporation involving certain holders of stock representing 10% or more of the voting power, unless such transactions are either approved by the directors in office prior to the 10%
shareholder becoming such or involve a 10% shareholder which has been such for at least three years and certain requirements related to the price and form of consideration to be received by shareholders are met; and (ii) provide Ohio corporations with the right to recover profits realized under certain circumstances by persons engaged in "greenmailing" or who otherwise sell securities of a corporation within 18 months of proposing to acquire such corporation.

         In addition, pursuant to Section 1701.831 of the Ohio Revised Code, the purchase of certain levels of voting power of RPM (one-fifth or more, one-third or more, or a majority) can be made only with the prior authorization of the holders of at least a majority of the total voting power of RPM and the separate prior authorization of the holders of at least a majority of the voting power held by shareholders other than the proposed purchaser, officers of RPM and Directors of RPM who are also employees.


TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for RPM's Common Shares is Society National Bank, Cleveland, Ohio.


                                 LEGAL MATTERS

         Certain legal matters in connection with the Notes offered hereby will be passed upon for the Company by Calfee, Halter & Griswold, Cleveland, Ohio. William A. Papenbrock, Esq., a partner of Calfee, Halter & Griswold, is a Director of the Company and as of May 31, 1995 owned 8,907 Common Shares of the Company.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The consolidated financial statements of the Company included in its Annual Report on Form 10-K for the fiscal year ended May 31, 1994 have been examined by Ciulla Stephens & Co., independent public accountants, as set forth in their report included therein and incorporated herein by reference. The consolidated financial statements of Rust-Oleum Corporation for the fiscal year ended October 31, 1993 included in the Company's Current Report on Form 8-K dated June 28, 1994 (as amended September 9, 1994) have been examined by KPMG Peat Marwick LLP, independent public accountants, as set forth in their report included therein and incorporated herein by reference. The consolidated financial statements of NDSI for the fiscal year ended December 31, 1994 included in the Company's Current Report on Form 8-K dated July 24, 1995 have been examined by KPMG Peat Marwick LLP, independent public accountants, as set forth in their report therein and incorporated herein by reference. The report of KPMG Peat Marwick LLP covering the December 31, 1994 financial statements of NDSI contains an explanatory paragraph that states that NDSI's wholly owned subsidiary, Dryvit Systems, Inc., has experienced rust related warranty expense arising from prior years sales. No reasonable estimate of unreported claims could be made at December 31, 1994 and accordingly, the financial statements do not include any adjustments relating to the outcome of this uncertainty. The consolidated financial statements referred to above are incorporated herein by reference in reliance upon such reports and upon the authority of such firms as experts in accounting and auditing.

   No person is authorized in connection with any offering made hereby to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the Notes offered hereby, nor does it constitute an offer to sell or a solicitation of an offer to buy any of the Notes to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person. Neither the delivery of this Prospectus or the accompanying Letter of Transmittal nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any date subsequent to the date hereof.

                              --------------------
                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
AVAILABLE INFORMATION ..................................................       4
INCORPORATION OF CERTAIN DOCUMENTS BY
   REFERENCE ...........................................................       5
PROSPECTUS SUMMARY .....................................................       6
ACQUISITION OF NARRAGANSETT/DSI
   ACQUISITION CO., INC
   AND ITS WHOLLY OWNED SUBSIDIARY
   DRYVIT SYSTEMS, INC .................................................      15
THE COMPANY ............................................................      15
BUSINESS ...............................................................      15
RISK FACTORS ...........................................................      18
THE EXCHANGE OFFER .....................................................      19
USE OF PROCEEDS ........................................................      31
CAPITALIZATION .........................................................      32
SELECTED FINANCIAL INFORMATION .........................................      32
DESCRIPTION OF NOTES ...................................................      33
DESCRIPTION OF OLD NOTES................................................      50
CERTAIN UNITED STATES FEDERAL INCOME TAX
   CONSEQUENCES ........................................................      50
PLAN OF DISTRIBUTION ...................................................      51
DESCRIPTION OF CAPITAL STOCK ...........................................      52
LEGAL MATTERS ..........................................................      54
INDEPENDENT PUBLIC ACCOUNTANTS .........................................      55

                             ----------------------

                                [RPM, INC. LOGO]


                               Offer to Exchange
                                      its
                          7.0% Senior Notes Due 2005
                  ($150,000,000 principal amount outstanding)
                    for 7.0% Senior Exchange Notes Due 2005
                  ($150,000,000 principal amount outstanding)

                                  ------------
                         Offer to Exchange--Prospectus
                                  ------------

                               ___________, 1995

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

         Ohio Revised Code Section 1701.13(E) and Article VI of Registrant's Amended Code of Regulations (incorporated herein by reference as Exhibit 3.2) provide for indemnification of Directors and officers against certain liabilities.

         The Registrant has purchased a Directors and Officers Liability Insurance Policy (incorporated herein by reference as Exhibit 99.1).

         The Registrant has entered into Indemnification Agreements with each of its Directors and executive officers providing for additional indemnification protection beyond that provided by the Directors and Officers Liability Insurance Policy. A copy of the form of Indemnification Agreement is incorporated herein by reference and is filed as Exhibit 99.2 to this Registration Statement.

         Reference is made to Section 5 of the Registration Rights Agreement (Exhibit 4.6 to the Registration Statement) which provides indemnification to the Registrant's officers, Directors and controlling persons against certain civil liabilities, including liabilities under the Securities Act.

Item 21. Exhibits and Financial Statement Schedules.

         (a) Exhibits. See the Exhibit Index at page E-1 of this Registration Statement.

         (b) Financial Statement Schedules. The financial statement schedules required by this item are incorporated by reference from the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1994.

Item 22. Undertakings.

         (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (b) The undersigned registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cleveland and State of Ohio, on the 1st day of August, 1995.

                                 RPM, Inc.

                                 By       /s/ Thomas C. Sullivan
                                          --------------------------------------
                                          Thomas C. Sullivan, Chairman of the
                                          Board of Directors and Chief Executive
                                          Officer

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Thomas C. Sullivan, James A. Karman, Paul A. Granzier and William A. Papenbrock, or any one of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution for him or her and his or her name, place and stead, in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file same, with all Exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, or any one of them, full power and authority to do and perform each and every act and things requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and conforming all that such attorneys-in-fact and agents or any one of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 1st day of August, 1995.


       SIGNATURE                         TITLE
       ---------                         -----
/s/ Thomas C. Sullivan          Chairman of the Board of
- -------------------------
Thomas C. Sullivan              Directors and Chief Executive Officer (principal
                                executive officer)

/s/ James A. Karman             President, Chief Operating
- -------------------------       Officer and Director
James A. Karman

/s/ Frank C. Sullivan           Vice President and Chief
- -------------------------       Financial Officer (principal financial officer)
Frank C. Sullivan

                                      II-3


       SIGNATURE                         TITLE
       ---------                         -----
/s/ Glenn R. Hasman             Vice President --
- -------------------------       Administration (principal accounting officer)
Glenn R. Hasman

/s/ Max D.Amstutz               Director
- -------------------------
Max D. Amstutz

/s/ Edward B. Brandon           Director
- -------------------------
Edward B. Brandon

/s/ Lorrie Gustin               Director
- -------------------------
Lorrie Gustin

/s/ Roy H. Holdt                Director
- -------------------------
Roy H. Holdt

/s/ E. Bradley Jones            Director
- -------------------------
E. Bradley Jones

/s/ Donald K. Miller            Director
- -------------------------
Donald K. Miller

/s/ John H. Morris, Jr.         Director
- -------------------------
John H. Morris, Jr.

/s/ Kevin O'Donnell             Director
- -------------------------
Kevin O'Donnell

/s/ William A. Papenbrock       Director
- -------------------------
William A. Papenbrock

/s/ Stephen Stranahan           Director
- -------------------------
Stephen Stranahan

                                      II-4

                                                                    Exhibit 23.1

                                   CONSENT OF
                              INDEPENDENT AUDITORS

      We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of our report dated July 8, 1994 which appears in the Annual Report on Form 10-K for the fiscal year ended May 31, 1994 of RPM, Inc. and of our report on the Financial Statement Schedules which appears in such Annual Report on Form 10-K. We also consent to the reference to our firm made under the heading "INDEPENDENT PUBLIC ACCOUNTANTS" in the Prospectus.

                                                    /s/  CIULLA STEPHENS & CO.

                                                         CIULLA STEPHENS & CO.


Cleveland, Ohio
July 28,1995

                                                                    Exhibit 23.2

                                   CONSENT OF
                              INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of our report dated February 28, 1995 which appears in the Current Report on Form 8-K, dated July 24, 1995, of RPM, Inc. and to the reference to our firm made under the heading "INDEPENDENT PUBLIC ACCOUNTANTS" in the Prospectus.

Our report dated February 28, 1995 contains an explanatory paragraph that states that Narragansett/DSI Acquisition Co., Inc.'s wholly owned subsidiary, Dryvit Systems, Inc., has experienced rust related warranty expense arising from prior years sales. Dryvit Systems, Inc. has made provision for reported claims; however, no provision has been made for unreported claims as they cannot be reasonably estimated. Accordingly, no additional provision for any liability that may result has been recognized in the financial statements.

                                                  /s/  KPMG PEAT MARWICK LLP


                                                       KPMG PEAT MARWICK LLP

Providence, Rhode Island
July 28, 1995

                                                                    Exhibit 23.3

                                   CONSENT OF
                              INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of our report dated December 10, 1993 with respect to the consolidated financial statements of Rust-Oleum Corporation for the two years ended October 31, 1993 filed with RPM, Inc.'s Current Report on Form 8-K, dated June 28, 1994. We also consent to the reference to our firm made under the heading "INDEPENDENT PUBLIC ACCOUNTANTS" in the Prospectus constituting part of this Registration Statement on Form S-4.

                                                  /s/  KPMG PEAT MARWICK LLP


                                                       KPMG PEAT MARWICK LLP

July 28, 1995

                                                                    Exhibit 23.4

                               CONSENT OF COUNSEL

      The consent of Calfee, Halter & Griswold is contained in their opinion filed as Exhibit 5.1 to this Registration Statement.

                                    RPM, INC.

                                  Exhibit Index

===================================================================================================================================
                                                                                                                   Sequential
Exhibit No.                                                    Description                                            Page
- -----------                                                    -----------                                         ----------
- -----------------------------------------------------------------------------------------------------------------------------------
         3.1                Amended Articles of Incorporation, as amended .................................
                                                                                                                (A)(B)(C)
- -----------------------------------------------------------------------------------------------------------------------------------
         3.2                Amended Code of Regulations ...................................................     (D)
- -----------------------------------------------------------------------------------------------------------------------------------
         4.1                Specimen Certificate of Common Shares, without par value, of RPM, Inc. ........
                                                                                                                (E)
- -----------------------------------------------------------------------------------------------------------------------------------
         4.2                Specimen LYONs Certificate.....................................................     (C)
- -----------------------------------------------------------------------------------------------------------------------------------
         4.3                Specimen Note Certificate for New Notes........................................
- -----------------------------------------------------------------------------------------------------------------------------------
         4.4                Specimen Note Certificate for Old Notes........................................
- -----------------------------------------------------------------------------------------------------------------------------------
         4.5                Indenture, dated as of June 1, 1995, between RPM, Inc. and The First
                            National Bank of Chicago, as Trustee...........................................
- -----------------------------------------------------------------------------------------------------------------------------------
         4.6                Registration Rights Agreement, dated as of June 20, 1995, among RPM,
                            Inc., Chase Securities, Inc. and Bear, Stearns & Co. Inc.......................
- -----------------------------------------------------------------------------------------------------------------------------------
         5.1                Opinion of Calfee, Halter & Griswold as to the validity of the Notes...........
- -----------------------------------------------------------------------------------------------------------------------------------
         23.1               Consent of Ciulla Stephens & Co.  (See page II-5 of this Registration
                            Statement).....................................................................
- -----------------------------------------------------------------------------------------------------------------------------------
         23.2               Consent of KPMG Peat Marwick LLP.  (See page II-6 of this Registration
                            Statement).....................................................................
- -----------------------------------------------------------------------------------------------------------------------------------
         23.3               Consent of KPMG Peat Marwick LLP (See page II-7 of this Registration
                            Statement).....................................................................
- -----------------------------------------------------------------------------------------------------------------------------------
         23.4               Consent of Calfee, Halter & Griswold.  (See page II-8 of this Registration
                            Statement).....................................................................
- -----------------------------------------------------------------------------------------------------------------------------------
         24.1               Power of Attorney..............................................................     (F)
- -----------------------------------------------------------------------------------------------------------------------------------
         25.1               Form T-1 Statement of Eligibility of The First National
                            Bank of Chicago................................................................
- -----------------------------------------------------------------------------------------------------------------------------------
         99.1               Executive Risk Policy..........................................................     (H)
- -----------------------------------------------------------------------------------------------------------------------------------
         99.2               Form of Indemnification Agreement entered into by and between the
                            Company and each of its Directors and Executive Officers.......................
                                                                                                                (I)
- -----------------------------------------------------------------------------------------------------------------------------------
         99.3               Plan and Agreement of Merger among RPM, Inc., Narragansett/DSI
                            Acquisition Co., Inc ("NDSI") and NDSI's securityholders.......................     (G)
- -----------------------------------------------------------------------------------------------------------------------------------
         99.4*              Form of Letter of Transmittal..................................................
- -----------------------------------------------------------------------------------------------------------------------------------
         99.5*              Form of Notice of Guaranteed Delivery..........................................
- -----------------------------------------------------------------------------------------------------------------------------------
         99.6*              Form of Exchange Agent Agreement...............................................
===================================================================================================================================
- ---------------------
* To be filed by amendment.

                  (A) Incorporated herein by reference to the appropriate exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1984.

                  (B) Incorporated herein by referenced to the appropriate exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1987.

                  (C) Incorporated herein by reference to the appropriate exhibit to the Company's Form S-3 Registration Statement (Reg. No. 33-50868).

                  (D) Incorporated herein by reference to the appropriate exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1988.

                  (E) Incorporated herein by reference to the appropriate exhibit to the Company's Registration Statement on Form S-3 (Reg. No. 33-39849).

                  (F) Set forth on the signature pages to this Registration Statement.

                  (G) Incorporated herein by reference to the appropriate exhibit to the Company's Current Report on Form 8-K, dated July 24, 1995.

                  (H) Incorporated herein by reference to the appropriate exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1989.

                  (I) Incorporated herein by reference to the appropriate exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1991.



                                       E-2